Exhibit 99.2

Translation from Russian

ECO TELECOM LIMITED

10/8 International Commercial Centre Casemates Square Gibraltar

To the shareholders

of Open Joint Stock Company

“Vimpel-Communications”

NOTICE ON THE CONVOCATION

OF A RESCHEDULED EXTRAORDINARY GENERAL MEETING OF

SHAREHOLDERS

OF OPEN JOINT STOCK COMPANY

“VIMPEL-COMMUNICATIONS”

15 August 2005

Dear Fellow Shareholder

Why is this Notice of a rescheduled meeting coming from Eco Telecom Limited?

1.	BNY Clearing International Nominees Limited (“BNY”) is the holder of 12,563,782 common (voting) shares of Open Joint Stock Company “Vimpel-Communications” (“VimpelCom”) representing 24.5% of the charter capital of VimpelCom and 6,426,600 preferred shares of “A” type representing 8.4% in the charter capital of VimpelCom.

2.	Eco Telecom Limited acts on behalf of BNY under powers of attorney copies of which are enclosed hereto.

3.	BNY (the “Requisitioning Shareholder”) requisitioned an extraordinary general meeting of the shareholders of VimpelCom on 15 August 2005 (the “Initially Scheduled Meeting”) to consider and, if thought appropriate, approve the Transaction (as defined below).

4.	Due to the absence of the quorum the Initially Scheduled Meeting did not take place.

5.	Pursuant to Article 55(8) of the Federal Law “On Joint Stock Companies” No. 208-FZ dated 26 December 1995 (as amended) (“JSC Law”) the Requisitioning Shareholder has a right to call the rescheduled extraordinary general meeting of shareholders.

6.	Therefore, Eco Telecom Limited, on behalf of the Requisitioning Shareholder, hereby convenes a rescheduled extraordinary general shareholders meeting of VimpelCom to be held by way of joint presence of shareholders the object of which shall be to consider and to pass a resolution on the item described in the Agenda below (which should be included onto the agenda of such rescheduled extraordinary general meeting of shareholders of VimpelCom (the “Rescheduled Meeting”)).

7.	This is why this Notice is from Eco Telecom Limited and not VimpelCom.

1

Translation from Russian

Timings and information

8.	The Rescheduled Meeting will be held on Wednesday, 14 September 2005, at 18:00 (Moscow time) at the following address: Ulitsa 8 Marta, Dom 10, Building 14, Moscow, Russia 127083. The registration start time is 17:00 at the same address.

9.	Shareholders of record as of the close of VimpelCom registrar’s business (Moscow time) on Tuesday, 12 July 2005 are eligible to vote at the Rescheduled Meeting.

10.	A voting ballot is attached to this notice. The voting instructions are contained therein. Please note that the final date for receipt by VimpelCom of filled-in voting ballots (for those shareholders who choose not to attend the Rescheduled Meeting in person) (the “Cut-off Date”) is Monday, 12 September 2005. Ballots (of those shareholders which have decided not to attend the Rescheduled Meeting in person) not received by this date would not be counted for determining the quorum and the results of the Rescheduled Meeting.

11.	Holders of ADSs should return their ballots to the Bank of New York in accordance with its instructions no later than 12:00 p.m. (New York Time) on Friday, 9 September 2005.

Transaction

12.	VimpelCom is contemplating the purchase of the entire issued share capital (the “Acquisition”) of Closed Joint Stock Company “Ukrainian Radio Systems” (“URS”) from the following Sellers: (i) Karino Trading Ltd, (ii) LLC “Songo”, (iii) Occidental Management Co. Limited, (iv) Varkedge Limited, (v) Ravenscroft Holdings Limited, (vi) Express Times Limited, (vii) LLC “Tehspetsmontazh”, (viii) LLC “Rapit”, (ix) LLC “Mitsar”, (x) LLC “Veltex” and/or Ballioti Enterprises Ltd., (xi) Athina Investments Ltd., (xii) Maktol Management Ltd., (xiii) Newell Industries Ltd. as well as (xiv) Mordechai Korf and/or their affiliates and/or subsidiaries (depending on the structure of ownership of the shares in ZAO “URS”) (the “Sellers”).

13.	VimpelCom and the Sellers entered into an Option Agreement (the “Option Agreement”) on 18 February 2005 whereby VimpelCom acquired certain rights to acquire URS at a price set out in the Option Agreement. This price is not the price which shareholders are asked to approve, rather, as explained below, it is the asking price for the purposes of establishing which corporate body of VimpelCom is entitled and obliged to consider and, if thought appropriate, approve the Acquisition. A draft of the Option Agreement is appended hereto.

14.	The Acquisition, under Article 81 of the JSC Law, is an interested-party transaction due to the fact that Mr. Pavel Valentinovich Kulikov, a member of the Board of Directors, is simultaneously a director of Kartno Trading Ltd., the latter being one of the Sellers.

15.	The asking price set out in the Option Agreement exceeds 2% of the balance sheet value of assets of VimpelCom as of the latest reporting date before the proposed approval of the Acquisition.

16.	Accordingly, pursuant to Article 83(4) of the JSC Law the Acquisition should be submitted for approval to the rescheduled extraordinary general meeting of shareholders. This was the basis of the Requisitioning Shareholder’s requisition and is, together with Article 55(8) of the JSC Law. the basis for this Notice.

17.	In order to approve the Acquisition the vote of a simple majority of all disinterested shareholders is required. For the purposes of the Rescheduled Meeting there are no interested shareholders, and as such the voting requirement is equivalent to fifty per cent. (50%) plus one vote of all outstanding voting shares.

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Translation from Russian

Price

18.	As indicated above, the price of the Acquisition to be put to shareholders requires, pursuant to Articles 83(7) and 77 of the JSC Law, to be determined by the Board of Directors of VimpelCom. They have made no such determination as at the date of this Notice. Accordingly, as approval of the Acquisition price is a material part of the business of the proposed rescheduled extraordinary general shareholder’s meeting, the price determination falls to the Requisitioning Shareholder pursuant to Article 55(8) of the JSC Law.

19.	Taking into account the asking price, and subsequent negotiations between VimpelCom and the Sellers, the Requisitioning Shareholder has determined a price for approval at the rescheduled extraordinary general shareholders meeting of US$206.5 million, less the amount (if any) by which the Indebtedness of the Acquired Entities exceeds US$23.5 million, plus the amount of Investments in Equity Interests in the Company the proceeds of which were used by the Company solely for capital expenditure (permitted by Clause 4.3 of the Option Agreement) and plus the lesser of: (a) any additional capital expenditure incurred by the Company with the prior written approval VimpelCom; and (b) US$18 million. All capitalised terms used in this paragraph 19 and not defined elsewhere in this Notice bear the meaning given to them in the Option Agreement.

20.	Other material terms and conditions of the Acquisition (including adjustments to the purchase price as set out above) are set out in Schedule 3.1 to the Option Agreement.

21.	Please note that the Rescheduled Meeting is not being called to approve or ratify the Option Agreement. The majority shareholder vote in favour of the resolution will require the General Director, pursuant to Article 11.1 of the Charter, to negotiate the Acquisition at the price described in paragraph 19 of this Notice and on the other material terms and conditions set out in Schedule 3.1 to the Option Agreement.

Agenda Item

Approval of an interested-party transaction whose object is assets having value in excess of 2% of the balance sheet value of the assets owned by Open Joint Stock Company “VimpelCom” (“VimpelCom”), namely, an acquisition by VimpelCom of 100% of the shares in Closed Joint Stock Company “Ukrainian Radio Systems” (“ZAO “URS””) from the following sellers: Karino Trading Ltd, LLC “Songo”, Occidental Management Co. Limited, Varkedge Limited, Ravenscroft Holdings Limited, Express Times Limited, LLC “Tehspetsmontazh”, LLC “Rapit”, LLC “Mitsar”, LLC “Veltex” and/or Ballioti Enterprises Ltd., Athina Investments Ltd., Maktol Management Ltd., Newell Industries Ltd, as well as Mordechai Korf and/or their affiliates and/or subsidiaries (depending on the structure of ownership of the shares in ZAO “URS”) (the “Sellers”) at a price to be determined pursuant to the requirements set out in Article 83(7) of the Federal Law “On Joint Stock Companies” No. 208-FZ dated 26 December 1995 (as amended) (“JSC Law”) and under other material terms and conditions which have been, along with the transaction price, agreed by and between the management of VimpelCom and the Sellers and are set out in the Option Agreement.

As the Board of Directors of VimpelCom have been unable to determine price as required pursuant to Article 83(7) of the JSC Law, the Requisitioning Shareholder has, pursuant to Article 55(8) of the JSC Law, determined the price for consideration and, if thought appropriate, approval by Shareholders. This proposed price is set out at paragraph 19 above. Approval of the resolution will, subject to the settlement by the General Director of contractual terms with the Sellers, be approval of the Acquisition at this price.

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Translation from Russian

Approval of Acquisition of ZAO URS

To approve the interested-party transaction whose object is assets having value in excess of 2% of the balance sheet value of the assets owned by VimpelCom, namely, the acquisition by VimpelCom of 100% of the shares in ZAO “URS” from the following Sellers: Karino Trading Ltd, LLC “Songo”, Occidental Management Co. Limited, Varkedge Limited, Ravenscroft Holdings Limited, Express Times Limited, LLC “Tehspetsmontazh”, LLC “Rapit”, LLC “Mitsar”, LLC “Veltex” and/or Ballioti Enterprises Ltd., Athina Investments Ltd., Maktol Management Ltd., Newell Industries Ltd. as well as Mordechai Korf and/or their affiliates and/or subsidiaries (depending on the structure of ownership of the shares in ZAO “URS”) at the price determined pursuant to the requirements set out in Article 83(7) of the JCS Law and under other material terms and conditions which have been, along with the transaction price, agreed by and between the management of VimpelCom and the Sellers and are listed in the Option Agreement with Schedules dated 18 February 2005 entered into by and between VimpelCom and the Sellers.

As the Board of Directors of VimpelCom have been unable to determine price as required pursuant to Article 83(7) of the JSC Law, the Requisitioning Shareholder has, pursuant to Article 55(8) of the JSC Law, determined the price for consideration and, if thought appropriate, approval by Shareholders. This proposed price is set out at paragraph 19 above. Approval of the resolution will, subject to the settlement by the General Director of contractual terms with the Sellers, be approval of the Acquisition at this price.

Shareholder approval required: this item requires the approval of at least fifty per cent. (50%) plus one vote of all disinterested voting shares of VimpelCom. For the purposes of the Rescheduled Meeting there are no interested shareholders, and as such the voting requirement is equivalent to fifty per cent. (50%) plus one vote of all outstanding voting shares.

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In preparation for the September 14 extraordinary general shareholders meeting the following materials are being sent to Shareholders along with this Notice (these material will be made available at the executive offices of VimpelCom from Thursday, 25 August 2005):

1.	Powers of Attorney issued by BNY to Eco Telecom Limited, dated 28 April 2005.

2.	A copy of the resolution appointing Pavel Volitskiy as a director of Eco Telecom Limited.

3.	A copy of the Option Agreement dated 18 February 2005.

4.	Voting Ballot for participation in the Repeat Meeting.

5.	A copy of the Resolution of Karino Trading Ltd. on appointment of Pavel Valentinovich Kulikov as a director.

Yours sincerely,

[SEAL]
Pavel Volitskiy
Director, Eco Telecom Limited

Date: 15 August 2005

5

CHEESWRIGHTS
NOTARIES PUBLIC

10 Philpot Lane London EC3M 8BR Telephone: 020 7623 9477 (or) 07000 NOTARIES

Facsimile: 020 7623 5428 E-mail: notary@cheeswrights.co.uk www.cheeswrights.co.uk DX 627/London City EC3

TO ALL TO WHOM THESE PRESENTS SHALL COME, I JEREMY BROOKER BURGESS of the City of London NOTARY PUBLIC by royal authority duly admitted and sworn DO HEREBY CERTIFY that on the day of the date hereof the common seal of the company styled BNY CLEARING INTERNATIONAL NOMINEES LIMITED of London, England (hereinafter called “the Company”) was affixed at foot of the instrument hereunto annexed in the manner prescribed by the regulations of the Company in my presence and in that of ROBERT KEANE and CLIFFORD JOHN MORRIS duly authorized representatives of SHELFCO LTD. and SHELFCO HOLDINGS LTD. respectively, both of the Bahamas, which companies are the corporate directors of the Company, who signed in my presence at foot of the said instrument as such authorized representatives and as witnessing the affixing of the said common seal;

AND that the said instrument being so sealed and signed is duly executed as a deed by and is binding on the Company in accordance with the provisions of English law.

IN FAITH AND TESTIMONY WHEREOF I the said notary have subscribed my name and set and affixed my seal of office at London aforesaid this twenty eighth day of April in the year two thousand and five.

/s/
N P Ready Ruth M Campbell J B Burgess E Gardiner A J Claudet I A Rogers

and on 29th floor One Canada Square Canary Wharf London E14 5DY Telephone: 020 7712 1565 Facsimile: 020 7712 1501

APOSTILLE

(Hague Convention of 5 October 1961 / Convention de La Haye du 5 octobre 1961)

UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND

1.	Country: United Kingdom of Great Britain and Northern Ireland Pays: Royaume-Uni de Grande-Bretagne et d’Irlande du Nord

This public document / Le présent acte public

2.	Has been signed by	Jeremy Brooker Burgess
a été signé par

3.	Acting in the capacity of agissant en qualité de	Notary Public

4.	Bears the seal/stamp of est revètu du sceau/timbre de	The Said Notary Public

Certified/Attesté
5.	at London/á Londres	6. the/le 28 April 2005

7.	by Her Majesty’s Principal Secretary of State for Foreign and Commonwealth Affairs / par le Secrétaire d’Etat Principal de Sa Majesté aux Affaires Etrangères et du Commonwealth.

8.	Number/sous No	G687284

9.	Stamp: timbre:	10. Signature: N. Donker

/s/ N. Donker
For the Secretary of State Pour le Secrétaire d’Etat

If this document is to be used in a country which is not party to the Hague Convention of 5 October 1961, it should be presented to the consular section of the mission representing that country. An apostille or legalisation certificate only confirms that the signature, seal or stamp on the document is genuine. It does not mean that the contents of the document are correct or that the Foreign & Commonwealth Office approves of the contents.

POWER OF ATTORNEY

BY THIS POWER OF ATTORNEY GIVEN BY WAY OF DEED this Twenty-eighth day of April two thousand and five BNY CLEARING INTERNATIONAL NOMINEES LIMITED (the “Company”) being a company incorporated in the United Kingdom and having its registered office and principal place of business situated at One Canada Square London E14 SAL hereby appoints and constitutes ECO TELECOM LIMITED, being a company organised under the laws of Gibraltar, and having its registered office at 10/8 International Commercial Centre, Casemates Square, Gibraltar, acting through any of its Directors or authorised signatories for the time being and from time to time, the true and lawful Attorney of the Company (the “Attorney”) for and on behalf of and in the name of the Company to do the following acts and things with respect only to 6,426,600 preferred shares (registration number 2-01-00027-A) and 7,443,782 common shares (of which 7,300,680 common shares have the registration number 1-02-00027-A-005D and 143,102 common shares have the registration number 1-02-00027-A) of the Open Joint Stock Company “Vimpel-Communications” (“OAO VimpelCom”) held by the Company as nominee for The Bank of New York, as escrow agent (the “Escrow Agent”) under the Escrow Agreement dated as of April 28, 2005, among the Attorney, the Escrow Agent, Deutsche International Corporate Services Limited, as Collateral Agent and Alfa Telecom Limited as Guarantor, namely:

(a)	to represent the Company at General Meetings of the Shareholders (“GSM”) of OAO VimpelCom, a company organized and existing under the laws of the Russian Federation, whose registered address is: 10, Ulitsa 8 Marta, Building 14, Moscow, Russia, and to vote during such GSM (including the absentee voting) at its sole discretion;

(b)	to participate in discussing and negotiating the issues at the GSM and take all other actions at the GSM or otherwise in connection with the voting, which may be necessary, in the name and on behalf of the Company;

(c)	to copy, request and receive all the documents relating to the GSM; and

(d)	to take any other actions, make statements, filings which may be necessary in connection with the convocation of the GSM, the participation, voting at the GSM in the name and on behalf of the Company and in connection with exercise of the Company’s rights as a shareholder of OAO VimpelCom under Russian law.

THE COMPANY HEREBY AUTHORISES the Attorney to carry out all other acts and do all other things in our name and on our behalf as the Attorney may in his or her absolute discretion deem appropriate, necessary or expedient for the performance of the actions indicated above, and take all other actions which may be needed for performance of the relevant issues arising out of, or in connection to, them (including appearing before public/municipal authorities, notaries, commercial registrars and public and private-officers and presenting petitions before any authorities).

THE COMPANY HEREBY UNDERTAKES to ratify all that the said Attorney shall lawfully do or purport to lawfully do by virtue of this Power of Attorney.

THIS POWER OF ATTORNEY shall be governed and construed in accordance with the laws of the State of New York and shall be deemed coupled with an interest and irrevocable until the earlier of April 28, 2008 and the receipt by OAO VimpelCom, with a copy to the registrar of OAO VimpelCom, of a notice from the Company revoking this power of attorney.

IN WITNESS WHEREOF THE COMPANY has caused this deed to be duly executed by affixing its Common Seal hereunto the date first above written.

THE COMMON SEAL OF BNY CLEARING INTERNATIONAL NOMINEES LIMITED was hereunto affixed pursuant to a Resolution of the Board of Directors in the presence of:

/S/
Duly Authorised Representative

/S/
Duly Authorised Representative.

CHEESWRIGHTS
NOTARIES PUBLIC

10 Philpot Lane London EC3M 8BR Telephone: 020 7623 9477 (or) 07000 NOTARIES

Facsimile: 020 7623 5428 E-mail: notary@cheeswrights.co.uk www.cheeswrights.co.uk DX 627/London City EC3

TO ALL TO WHOM THESE PRESENTS SHALL COME, I JEREMY BROOKER BURGESS of the City of London NOTARY PUBLIC by royal authority duly admitted and sworn DO HEREBY CERTIFY that on the day of the date hereof the common seal of the company styled BNY CLEARING INTERNATIONAL NOMINEES LIMITED of London, England (hereinafter called “the Company”) was affixed at foot of the instrument hereunto annexed in the manner prescribed by the regulations of the Company in my presence and in that of ROBERT KEANE and CLIFFORD JOHN MORRIS duly authorized representatives of SHELFCO LTD. and SHELFCO HOLDINGS LTD. respectively, both of the Bahamas, which companies are the corporate directors of the Company, who signed in my presence at foot of the said instrument as such authorized representatives and as witnessing the affixing of the said common seal;

AND that the said instrument being so sealed and signed is duly executed as a deed by and is binding on the Company in accordance with the provisions of English law.

IN FAITH AND TESTIMONY WHEREOF I the said notary have subscribed my name and set and affixed my seal of office at London aforesaid this twenty eighth day of April in the year two thousand and five.

/s/
N P Ready Ruth M Campbell J B Burgess E Gardiner A J Claudet I A Rogers

and on 29th Floor One Canada Square Canary Wharf London E14 5DY Telephone: 020 7712 1565 Facsimile: 020 7712 1501

APOSTILLE

(Hague Convention of 5 October 1961 / Convention de La Haye du 5 octobre 1961)

UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND

1.	Country: United Kingdom of Great Britain and Northern Ireland Pays: Royaume-Uni de Grande-Bretagne et d’Irlande du Nord

This public document/Le présent acte public

2.	Has been signed by	Jeremy Brooker Burgess
a été signé par

3.	Acting in the capacity of agissant en qualité de	Notary Public

4.	Bears the seal/stamp of est revètu du sceau/timbre de	The Said Notary Public

Certified/Attesté
5.	at London/á Londres	6. the/le 28 April 2005

7.	by Her Majesty’s Principal Secretary of State for Foreign and Commonwealth Affairs / par le Secrétaire d’Etat Principal de Sa Majesté aux Affaires Etrangères et du Commonwealth.

8.	Number/sous No	G687284

9.	Stamp: timbre:	10. Signature: N. Donker

/s/ N. Donker
For the Secretary of State Pour le Secrétaire d’Etat

If this document is to be used in a country which is not party to the Hague Convention of 5 October 1961, it should be presented to the consular section of the mission representing that country. An apostille or legalisation certificate only confirms that the signature, seal or stamp on the document is genuine. It does not mean that the contents of the document are correct or that the Foreign & Commonwealth Office approves of the contents.

POWER OF ATTORNEY

BY THIS POWER OF ATTORNEY GIVEN BY WAY OF DEED this 28th day of April two thousand and five BNY CLEARING INTERNATIONAL NOMINEES LIMITED (the “Company”) being a company incorporated in the United Kingdom and having its registered office and principal place of business situated at One Canada Square London E14 5AL hereby appoints and constitutes ECO TELECOM LIMITED, being a company organized under the laws of Gibraltar and having its registered office at 10/8 International Commercial Centre, Casemates Square, Gibraltar, acting through any of its Directors or authorized signatories for the time being and from time to time, the true and lawful Attorney of the Company (the “Attorney”) for and on behalf of and in the name of the Company to do the following acts and things with respect only to 5,120,000 shares of common stock, 0.005 rubles nominal value per share (registration number 1-02-00027-A) of the Open Joint Stock Company “Vimple-Communications” (“VIP”) held by the Company as nominee for The Bank of New York, as securities intermediary (the “Securities Intermediary”) under the Collateral Agreement, dated as of April 28, 2005, among the Attorney, the Securities Intermediary, Deutsche International Corporate Services Limited, as Collateral Agent, and The Bank of New York, as depositary in respect of the ADR Program (as defined in the Collateral Agreement), namely:

(a)	to represent the Company at General Meetings of the Shareholders (“GSM”) of VIP, a company organized and existing under the laws of the Russian Federation, whose registered address is: 10, Ulitsa 8 Marta, Building 14, Moscow, Russian Federation and to vote during such GSM (including the absentee voting) at its sole discretion;

(b)	to participate in discussing and negotiating the issues at the GSM and take all other actions at the GSM or otherwise in connection with the voting, which may be necessary, in the name and on behalf of the Company;

(c)	to copy, request and receive all the documents relating to the GSM; and

(d)	to take any other actions, make statements, filings which may be necessary in connection with the convocation of the GSM, the participation, voting at the GSM in the name and on behalf of the Company and in connection with exercise of the Company’s rights as a shareholder of VIP under Russian law.

THE COMPANY HEREBY AUTHORIZES the Attorney to carry out all other acts and do all other things in our name and on our behalf as the Attorney may in his or her absolute discretion deem appropriate, necessary or expedient for the performance of the actions indicated above, and take all other actions which may be needed for performance of the relevant issues arising out of, or in connection to, them (including appearing before public/municipal authorities, notaries, commercial registrars and public and private-officers and presenting petitions before any authorities).

THE COMPANY HEREBY UNDERTAKES to ratify all that the said Attorney shall lawfully do or purport to lawfully do by virtue of this Power of Attorney.

THIS POWER OF ATTORNEY shall be governed and construed in accordance with the laws of the State of New York and shall be deemed coupled with an interest and irrevocable until the earlier of April 28, 2008 and the receipt by VIP, with a copy to the registrar of VIP, of a notice from the Company revoking this power of attorney.

IN WITNESS WHEREOF THE COMPANY has caused this deed to be duly executed by affixing its Common Seal hereunto the date first above written.

THE COMMON SEAL OF BNY CLEARING INTERNATIONAL NOMINEES LIMITED was hereunto affixed pursuant to a Resolution of the Board of Directors in the presence of:

/S/
Duly Authorised Representative

/S/
Duly Authorised Representative.

I, OSCAR ERIC PRESCOTT, of the City and Garrison of Gibraltar, NOTARY PUBLIC by Royal Authority, duly admitted and sworn, practising in the said City, DO HEREBY CERTIFY that the documents hereunto annexed are true and faithful Photocopies of the original Statutory Documents in connection with ECO TELECOM LIMITED, a Company duly incorporated in Gibraltar under the Companies Ordinance, therefore full faith and credit may be given to the said annexed Photocopies in Judicature and thereout.

ALSO THAT the signature “P.Volitskiy” set and subscribed on the Certificate of the Example of Signatures hereunto also annexed, is of the true and proper handwriting of PAVEL VOLITSKIY, Director of ECO TELECOM LIMITED, who is known to me the said Notary and was so set and subscribed by him in my presence.

ALSO THAT the Seal thereto affixed is the genuine Common Seal of ECO TELECOM LIMITED.

WHEREOF an Act of being required I, the said Notary, have granted these presents under my signature and official Seal to serve and avail when and where need may require.

DONE and PASSED in Gibraltar aforesaid this Sixth day of April in the year of Our Lord Two thousand and five.

In Testimonium Veritatis

/s/
NOTARY PUBLIC
GIBRALTAR

APOSTILLE

(Convention de La Haye du 5 octobrè 1961)

1.	Country:	UNITED KINGDOM OVERSEAS TERRITORY– GIBRALTAR

This public document

2.	has been signed by OSCAR ERIC PRESCOTT

3.	acting in the capacity of Notary Public

4.	bears the seal stamp of the said Notary Public

CERTIFIED

5.	at GIBRALTAR	6. the 7 APR 2005

7.	by THE GOVERNOR AND COMMANDER–IN–CHIEF OF THE CITY OF GIBRALTAR

8.	No 249092

9.	Seal/Stamps:	10. Signature:

/s/ D.E. Reyes
D.E. Reyes

For The Governor and Commander–in–Chief of the City of Gibraltar.

Certificate

of the Incorporation of a Company

No. of Company: 79038

IT IS HEREBY CERTIFIED that

ECO TELECOM LIMITED

is this day incorporated under the Companies Ordinance and that the company is limited.

Given at Gibraltar, this 15th day of February Two Thousand and One.

/s/
For and on behalf of the Registrar of Companies

THE COMPANIES ORDINANCE

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

ECO TELECOM LIMITED

1.	The name of the Company is “ECO TELECOM LIMITED”.

2.	The registered office of the Company will be situated in Gibraltar.

3.	The objects for which the Company is established are:-

(a)	To carry on the business of an investment and trust company and to acquire, hold and dispose of any freehold, leasehold or other property for any estate or interest whatever and any rights, privileges or easements over or in respect of any property; and to acquire, build, hold sell and otherwise dispose of any buildings, offices, factories, warehouses, shops, flats, hotels, restaurants, bars, yachts and other floating craft, works and any real or personal property or rights whatsoever which may be conveniently used with or may enhance the value of any property of the company and to develop, operate and maintain the same.

(b)	To invest, manage, deal, hold, use, develop, operate, maintain, sell, mortgage, pledge or otherwise dispose of real and personal property, money or any other property of the Company within and without Gibraltar and to carry out all or any of the objects of the Company and to do all or any of the things in any part of the world and either as principal, agent, contractor or trustee or otherwise and by or through trustees or agents or otherwise and either alone or in conjunction with others.

(c)	To acquire, hold and dispose of any stocks, shares, bonds, debentures, debenture stocks, mortgages, obligations and securities issued or guaranteed by any government, state, province or municipality or of any Company, association or undertaking in Gibraltar or elsewhere and to acquire hold and dispose of gold and silver bullion and commodities of all descriptions.

(d)	To acquire any such shares, stock, debentures, debenture stock, bonds, notes, obligations or securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise, and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit.

(e)	To exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of vote or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof and to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is is interested upon such terms as may be thought fit.

(f)	To raise and borrow money by the issue of shares, stock, debentures, debenture stock, bonds, obligations, deposit notes and otherwise howsoever and to underwrite any such issue.

(g)	To invest the money so raised and borrowed in, and to hold, sell and deal with the stock, obligations, notes and securities of any such government, state company, corporation, municipal or local, or other body or authority.

(h)	To vary the investments of the Company.

(i)	To mortgage or charge all or any of the property and rights of the Company including its uncalled capital.

(j)	To make advances upon, hold in trust, issue on commission, sell or dispose of any of the investments aforesaid, and to act as agent for any of the above or the like purpose.

(k)	To purchase or otherwise acquire, and to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of, and deal with property and rights of all kinds, and in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licences, stocks, shares, bonds, policies, book debts, business concerns, and undertakings and claims, privileges, and choses in action of all kinds.

(l)	To subscribe for, conditionally or unconditionally to underwrite, issue on commission or otherwise, take, hold deal in, and convert stocks, shares, and securities of all kinds, and to enter into partnership, or into any arrangement for sharing profits, union of interest, reciprocal concession or co-operation with any person, partnership, or company and to promote, and aid in promoting constitute, form or organise any company, syndicate or partnership of any kind for the purpose of acquiring and undertaking any property and liabilities of any Company, or for advancing, directly or indirectly, the objects thereof, or for any other purpose which the Company may think expedient.

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(m)	To carry on all or any of the businesses of general merchants and traders, importers and exporters, commission agents, cash and credit traders, manufactures’ agents and representatives, financial agents, advisers, managers and administrators, hire purchase and general financiers, brokers and agents manufactures, retailers, wholesalers, buyers, sellers distributors and shippers of, and dealers in all products, goods wares, merchandise and produce of every description; to participate in, undertake, perform and carry on all kinds of commercial, industrial, trading and financial operations and enterprises and to carry on all or any of the businesses of marketing and business or industrial consultants, advertising agents and contractors, insurance brokers and consultants, mortgage brokers, warehousemen, railway, shipping and forwarding agents, shippers, haulage and transport contractors, garage proprietors, operators, hirers and letters on hire of, and dealers in motor and other vehicles, craft, plant, machinery, tools and equipment of all kinds.

(n)	To carry on any other trade or business whatever which can in the opinion of the Board of Directors be advantageously carried on in connection with or ancillary to any of the businesses of the Company.

(o)	To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.

(p)	To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in Gibraltar or elsewhere any patents, patent rights, brevets d’invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

(q)	To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

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(r)	To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

(s)	To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

(t)	To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary of fellow subsidiary of, or any other company associated in any way with the, Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

(u)	To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing or mortgage charge, standard security, lien or other security upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

(v)	To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills or exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

(w)	To enter into any arrangements with any government or authority (supreme, municipal, local or otherwise) that may seem conducive to the attainment of the Company’s objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges and concessions.

(x)	To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the company has a direct or indirect financial interest to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such

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company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

(y)	To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

(z)	To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such considerations as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

(aa)	To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

(bb)	To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

(cc)	To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares or other securities of the Company.

(dd)	To support and subscribe to any charitable or public object and to support and subscribe to any institution, society or club which may be for the benefit of the Company or its Director or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities and superannuation or other allowances, or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holdings or fellow subsidiary company and to the wives, widows, children and other

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relatives and dependants of such persons, to make payment towards insurance, and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non- contributory) for the benefit of any such persons and of their wives, widows, children and other relatives and dependants, and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained.

(ee)	To establish, maintain and operate shipping, air transport, and road transport service (public or private) and all ancillary services and, for these purposes or as independent undertakings, to purchase, take in exchange, charter, hire, build, construct or otherwise acquire, and to own work, manage, and trade with steam, sailing motor and other ships, trawlers, drifters, tugs, and vessels, aircraft and motor and other vehicles with all necessary and convenient equipment, engines, tackle, gear, furniture, and stores, or any shares or interests in ships, vessels, aircraft, motor and other vehicles, including shares, stocks, or securities of companies possessed of or interested in any ships, aircraft or vehicles, and to maintain, repair, fit out, refit, improve, insure, alter, sell, exchange, or let out on hire or hire purchase, or charter or otherwise deal with and dispose of any of the ships, vessels, aircraft, and vehicles, shares, stocks, and securities or any of the engines, tackle, gear, furniture, equipment and stores of the Company.

(ff)	To undertake and carry on all or any of the trades and businesses of shippers, ship owners, ship brokers, shipping agents and insurance brokers, underwriters, ship managers, tug owners, loading brokers, freight contractors, carriers by land, air and water, transport, haulage and general contractors, barge owners, lightermen, railway and forwarding agents, dock owners, engineers, ice merchants, refrigerator store keepers, ship’s husbands, stevedores, warehousemen, wharfingers, salvers, ship repairers, manufacturers of and dealers in rope, tarpaulins, waterproofs, machinery, engines, nautical instruments, and ship’s rigging, gear, fittings and equipment of every description, importers and exporters of the dealers in goods, provisions, live and dead stock, commodities, articles, chattels, merchandise and property of every kind, general traders and merchants, and generally to carry on the said business in all their branches, and to carry on the said businesses either as principals or agents or on commission or otherwise.

(gg)	To carry on the business of drapers and furnishing and general warehousemen in all its branches.

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(hh)	To carry on all or any of the businesses of furriers, silk mercers, silk weavers, cotton spinners, cloth manufacturers, haberdashers, hosiers, manufacturers, importers, and wholesale and retail dealers of and in textile fabrics of all kinds, milliners, dressmakers, tailors, hatters, clothiers, outfitters, glovers, lace manufacturers, feather dressers, boot and shoe makers, manufacturers and importers, and wholesale and retail dealers of and in leather goods, household furniture, ironmongery, turnery and other household fittings and utensils, ornaments, stationery, and fancy goods, dealers in provisions, drugs, chemicals and other articles and commodities of personal and household use and consumption, and generally of and in all manufactured goods, materials, provisions and produce.

(ii)	To carry on all or any of the businesses of undertakers, coach and carriage builders, saddlers, house decorators, sanitary engineers, electrical engineers, and contractors in all their branches, gasfitters, land estate and house agents, builders, contractors, auctioneers, cabinet makers, upholsterers, furniture removers, owners of depositories, warehousemen, carriers, storekeepers, warehouse keepers, manufacturers of, and dealers in hardware, jewellery, plated goods, perfumery, soap and articles required for ornament, recreation or amusements, gold and silversmiths, booksellers, dealers in musical instruments, manufacturers of and dealers in bicycles, tricycles, and motor carriages, and also refreshment contractors, restaurant keepers, hotel, boarding and lodginghouse keepers, letters of furnished or unfurnished houses, flats or apartments, with or without servants or other accessories or conveniences, licensed victuallers, wine and spirit merchants, tobacconists, and dealers in mineral, aerated, and other waters, liquers, farmers, dairymen, market gardeners, nurserymen and florists.

(jj)	To buy, sell, manufacture, repair, alter and exchange, let on hire, export, and deal in all kinds of articles and things which may be required for the purposes of any of the said businesses, or commonly supplied or dealt in by persons engaged in any such businesses, or which may be capable of being profitably dealt with in connection with any of the said businesses.

(kk)	To carry on business as bankers, capitalists, financiers, concessionaires, and merchants, and to undertake, and carry on, and execute all kinds of financial, commercial, trading and other business which may seem to be capable of being conveniently carried on in connection with any of these objects, or calculated directly or indirectly, to enhance the value of, or facilitate the realisation of, or render profitable, any of the property or rights of the Company.

(ll)	To advance, deposit or lend money, securities, and property, to or with such persons and on such terms as may seem expedient, to discount, buy, sell, and deal in bills, notes, warrants, coupons, and other negotiable or transferable securities or documents.

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(mm)	To guarantee or become liable for the payment of money or for the performance of any obligations, and generally to transact all kinds of guarantee business, also to transact all kinds of trust and agency business.

(nn)	To carry on the business of consultants, advisers and managers in finance and investment.

(oo)	To carry on business of advisers on problems relating to the administration and organisation of industry and business and the training of personnel for industry and business and to carry on all or any of the businesses of industrial business and personnel consultants and to advise upon the means and methods for extending developing and improving all types of businesses or industries and all systems or processes relating to the production, storage, distribution, marketing and sale of goods and/or relating to the rendering of services.

(pp)	To engage in research into all problems relating to personnel and industrial and business management and distribution, marketing and selling, to collect, prepare and distribute information and statistics relating to any type of business or industry and to promote or propose such methods procedures and measures as may be considered desirable or beneficial for all or any of the Company’s objects.

(qq)	To act as agents or managers in carrying on any business concerns and undertakings and to employ experts to investigate and examine into the condition, management, prospects, value and circumstances of any business, concerns and undertakings and generally or any assets, property rights of any kind.

(rr)	To carry on business as business consultants, to purchase, lease, and hire computers, market research consultants, accountancy business transfer agents, valuers and estate agents, and to act as intermediaries in the introduction of sellers, purchasers, partners and employees.

(ss)	To carry on business as suppliers of trained sales staff for temporary or permanent employment, and to establish and maintain an employment agency.

(tt)	To undertake or direct the management of the business, property, buildings, lands and estates (of any tenure or kind) or any persons, whether members of the Company or not, in the capacity of stewards or receivers or otherwise.

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(uu)	To fit up and furnish any property for the purpose of letting the same to visitors or guests whether in single rooms, suites, chalets, caravans, movable structures, cottages or otherwise.

(vv)	To carry on the business of travel agents, tourist agents and contractors, cable and telegraph companies’ agents, bankers, banking, insurance, forwarding and general agents, aircraft and ship owners and charterers, agents for operators of air, sea, land or inland waterway carriage undertakings, road transport owners and hirers, hotel, apartment and lodging-house keepers, caterers and storekeepers, teachers of languages, promoters and managers of clubs and societies (travelling, social, educational or otherwise), publishers of books, periodicals and newspaper sellers, foreign correspondents an advertising agents, and generally to facilitate travelling, and to provide for tourists and travellers or promote the provision of facilities of every description, and in particular by means of the booking of travel tickets and accommodation and hotel and lodging accommodation, providing guides, safe deposits, inquiry bureaux and baggage transport, and arranging and operating tours.

(ww)	To carry on the business of hotel, restaurant, cafe, roadhouse, motel, holiday camp, caravan site and apartment-house keepers.

(xx)	To carry on the business of banking in all its branches, and to transact and do all matters and things incidental thereto, or which may be usual in connection with the business of banking or dealing in money or securities for money.

(yy)	To advance and lend money on real, personal and mixed securities, on cash, credit, or other accounts, on policies, bonds, debentures, bills of exchange, promissory notes, letters of credit, or other obligations, or on the deposit of title deeds, wares and merchandise bills of sale and lading, delivery orders, warehousemen and wharfingers’ certificates, notes dock warrants, or other mercantile indicia or tokens, bullion, stocks and shares and other choses in action.

(zz)	To carry on any other business (whether manufacturing or otherwise) which may seem to the Company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the property or rights of the Company.

(aaa)	To apply for, purchase, or otherwise acquire, and protect and renew in any part of the world, any patents, patent rights, brevets d’invention, trade marks, designs, licences, concessions and the like, conferring any

9

exclusive of non-exclusive or limited right to their use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired, and to expend money in experimenting upon, testing or improving any such patents, inventions or rights.

(bbb)	To acquire and undertake the whole or any part of the business, property, and liabilities of any person or company carrying on or proposing to carry on any business which the Company is authorised to carry on, or possessed of property suitable for the purposes of the company, or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the Company.

(ccc)	To amalgamate, enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint adventure or reciprocal concession, or for limiting competition with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which the company is authorised to carry on or engage in, or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the Company.

(ddd)	To enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, or any person or company that may seem conducive to the objects of the Company, or any of them, and to obtain from any such government, authority, person or company any rights, privileges, charters, contracts, licences and concessions which the Company may think it desirable to obtain and to carry out, exercise and comply therewith.

(eee)	To pay out of the funds of the Company all expenses which the Company may lawfully pay with respect to the formation and registration of the Company or the issue of its capital, including brokerage and commissions for obtaining application for or taking, placing or underwriting or procuring the underwriting of shares, debentures or other securities of the Company.

(fff)	To pay for any rights or property acquired by the Company, and to remunerate any person or company whether by cash payment or by the allotment of shares, debentures or other securities of the Company credited as paid up in full or in part or otherwise.

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(ggg)	To establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary company, or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and also establish and subsidise and subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, and make payment to or towards the insurance of any such person as aforesaid and do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid.

(hhh)	To procure the Company to be registered or recognised in any part of the world outside Gibraltar.

(iii)	To establish or promote or concur in establishing or promoting any company or companies for the purpose of acquiring all or any of the property, rights and liabilities of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares, debentures or other securities of any such other company.

(jjj)	To sell, lease, mortgage or otherwise dispose of the property, assets or undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, stock, debentures, or other securities of any other company whether or not having objects altogether or in part similar to those of the Company.

(kkk)	To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(lll)	To act as agents or brokers and as trustees for any person or company and to undertake and perform sub-contracts and to do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or jointly with others, and either by or through agents, sub-contractors, trustees or otherwise.

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(mmm)	To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

(nnn)	To carry on any other business, whether of a similar nature or not, which may in the opinion of the Directors be conveniently carried on by the Company.

And it is hereby declared that:-

(a)	the word “Company” in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporate, and whether domiciled in Gibraltar or elsewhere; and

(b)	the objects specified in each of the paragraphs of this clause shall be regarded as independent objects, and accordingly shall in no wise be limited or restricted (except where otherwise expressed in such paragraphs) by reference to or inference from the terms of any other paragraph or the name of the Company, or the headings (if any), but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate and distinct company.

4.	The liability of the members is limited.

5.	The share capital of the Company is £2,000 divided into 2,000 shares of £1 each. The shares in the original capital or any increased capital may be divided into several classes, and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividend, capital, voting or otherwise.

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We, the several persons whose names, addresses and descriptions are subscribed are desirous of being formed into a company in pursuance of this Memorandum and Articles of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, addresses and description of subscribers	Number shares taken by each subscriber

Abacus Nominees (Gibraltar) Ltd 10/8 International Commercial Centre Casemates Square Gibraltar	Fifty

Limited Company

Abacus Services (Gibraltar) Ltd 10/8 International Commercial Centre Casemates Square Gibraltar	Fifty

Limited Company

Dated this 14th February 2001

/s/	/s/
For ABACUS NOMINEES (GIBRALTAR) LTD	For ABACUS SERVICES (GIBRALTAR) LTD

Witness to the above signatures:-

/s/ Anna Rowe
Anna Rowe
10/8 International Commercial Centre,
Casemates Square, Gibraltar

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TO SECTION 8 (a) OF THE

COMMUNITIES ORDINANCE

THE COMPANIES ORDINANCE

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

ECO TELECOM LIMITED

PRELIMINARY

1.	Subject as hereinafter provided, the regulations contained in Table “A” in the First Schedule to the Companies Ordinance (hereinafter referred to as Table “A”) shall apply to the Company.

PRIVATE COMPANY

2.	The Company is a private company within the meaning of Section 26 of the Ordinance and accordingly:

(a)	restricts the right to transfer its shares;

(b)	limits the number of its members to fifty, not including persons who are in the employment of the Company and persons who, having been formerly in the employment of the Company, were, while in that employment, and have continued after the determination of that employment to be, members of the Company;

(c)	prohibits any invitation to the public to subscribe for any shares or debentures of the Company;

(d)	prohibits any issue of shares outside Gibraltar and is prohibited from keeping any register of shares outside Gibraltar.

TRANSFER OF SHARES

(a)	No transfer of any shares in the capital of the Company to any person not already a member of the Company shall be made or registered without the previous sanction of the Directors who may without assigning any reason, decline to give any such sanction EXCEPT in respect of any shares in the capital of the Company which are to be transferred by a member to any bank, institution or person whom such shares have been mortgage, charged or pledged by way of security of any indebtedness or liabilities in which cases, the sanction or approval of the Directors shall not be required.

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(b)	The value of the shares to be transferred shall be determined by the valuation of the auditors of the Company.

(c)	The selling member and the members declared to be the purchasers of the shares shall give effect to the contract or contracts so made as aforesaid by the execution of proper transfer or transfers and the payment of the purchase money.

GENERAL MEETINGS

4.	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. One member present in person or by proxy shall be a quorum. Regulation 45 of Table “A” shall not apply.

5.	A memorandum in writing signed by all the members of the company for the time being and pasted in or attached to the minute book shall be as effective for all purposes as a resolution of the Company passed in general meeting convened and held.

6.	One member may demand a poll, and Regulation 50 of Table “A” shall be deemed to be altered and modified accordingly.

DIRECTORS

7.	The number of directors shall not be less than one or more than five and the first directors shall be appointed in writing by the subscribers or subscriber to the memorandum of association.

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8.	A resolution in writing signed by the majority of the directors shall have the same effect as a resolution passed at a meeting of directors.

9.	The Company may from time to time in general meeting increase or reduce the number of Directors.

10.	Any Director may in writing appoint any person, who is approved by the majority of the Directors, to be his alternate to act in his place at any meeting of the directors, at which he is unable to be present. Every such alternative shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present, and where he is a Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of any alternate appointed by him. Every such alternate shall be an officer of the Company and shall not be deemed to be the agent of the Director appointing him. The remuneration of such an alternate shall be payable out to the remuneration payable to the Director appointing him, and the proportion thereof shall be agreed between them. An alternate need not hold any share qualifications.

11.	A Director may hold any position or office of profit under the Company in addition to Directorship except that of auditor, and the terms and conditions of his employment may be fixed by the Board.

12.	Any one or more Directors of the Board of Directors of the Company or any Committee thereof may participate in a Meeting of such Board or Committee by means of a Conference telephone or similar communications equipment allowing all persons participating in the Meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a Meeting of the Board or Committee and any decision taken in this manner shall be as valid and as effectual for all purposes as a resolution of such Board or Committee passed at a Meeting duly convened held and constituted. For the purposes of this Regulation and of the Meeting of the Board or Committee such a Meeting shall be deemed to be held at the Registered Office of the Company for the time being in Gibraltar. A Director participating in such meeting present in Gibraltar shall be the Chairman of such Meeting.

13.	Regulation 66 and 69 of Table “A” shall not apply to the Company.

14.	The Directors may exercise all the powers of the Company to borrow or raise moneys, and to mortgage or charge its undertakings, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt liability or obligation of the Company or of any third party.

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15.	The Company may by special resolution remove any Director and appoint another person in his or her stead.

16.	The Directors may from time to time and at any time by power of Attorney appoint any company firm or person or body or persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

17.	Regulations 82 and 83 of Table “A” shall not apply to the Company.

18.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall when the number of Directors exceeds two, be two and when the number of Directors does not exceed two be one. For the purposes of this Article an alternate appointed by a Director shall be counted in a quorum at a meeting in which the Director appointing him is not present.

19.	The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

DISQUALIFICATION OF DIRECTORS

20.	The office of director shall be vacated, if the director:

(a)	ceases to be a director by virtue of Section 133 of the Ordinance; or

(b)	without the consent of the company in general meeting holds any other office of profit under the company except that of managing director or manager; or

(c)	becomes bankrupt; or

(d)	becomes prohibited from being a director by reason of any order made under Section 200 or 251 of the Ordinance; or

(e)	if found lunatic or becomes of unsound mind;

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(f)	resigns his office by notice in writing to the company; or

(g)	is directly or indirectly interested in any contract with the Company or participates in the profits of any contract with the Company:

Provided, however, that a director shall not vacate his office by reason of his being a member of any corporation which has entered into contracts with or done any work for the company if he shall have declared the nature of his interest in manner required by Section 141 of the Ordinance, but the director shall not vote in respect of any such contract or work or any matter arising thereout, and if he does so vote his vote shall not be counted.

21.	The company may from time to time in general meeting increase or reduce the number of directors.

ACCOUNTS

22.	The directors shall cause proper books of account to be kept with respect to -

(a)	all sums of money received and expended by the company and the matters in respect of which the receipt and expenditure takes place;

(b)	all sales and purchases of goods by the company; and

(c)	the assets and liabilities of the Company.

23.	The books of account shall be kept at the registered office of the company, or at such other place or places as the directors think fit, and shall always be open to the inspection of the directors.

24.	The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or document of the company except as conferred by statute or authorized by the directors or by the company in general meeting.

25.	(a)	The directors shall from time to time in accordance with Section 115 of the Ordinance, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets and reports as are referred to in that section.
(b)

The Directors shall upon receipt of a request in writing from any member send to such member before the date of any general meeting a copy of every Balance Sheet (including every document required by law to be annexed thereto) which is to be laid before the Company at such

18

meeting with a copy of the auditor’s report but, subject as aforesaid the Directors shall not be obliged to send a copy of any Balance Sheet and Report to the Members. Regulation 101 of Table “A” shall not apply.

AUDIT

26.	Auditors shall be appointed and their duties regulated in accordance with Section 124, 125 and 126 of the Ordinance.

THE SEAL

27.	(i)	The seal of the company shall not be affixed to any instrument except by the authority of a resolution of the board of directors, and in the presence of a director and of the secretary or such other person as the directors may appoint for the purpose; and that director and the secretary or other person as aforesaid shall sign every instrument to which the seal of the company is so affixed in their presence.

	(ii)	The Company may have for use in as many territories, districts, or places outside Gibraltar as the Directors shall resolve, an official Seal which shall be a facsimile of the Common Seal of the Company, with the addition on its face of the name of every territory, district or place where such Seal is to be used.

CAPITALISATION OF PROFITS

28.	The Company in General Meeting may upon the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution and not required for the payment or provision of the fixed dividends on any shares entitled to fixed preferential dividends, and accordingly that such sums be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to the amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution. Provided that a capital redemption reserve fund may be for the purposes of this Article, only be applied in the paying up of the unissued shares to be issued to members of the Company as fully paid bonus shares.

29.	Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to

19

be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by paying in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or as the case may require for the payment up by the company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

DIVIDENDS AND RESERVE

30.	The company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the directors.

31.	The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the company.

32.	No dividend shall be paid otherwise than out of profits.

33.	Subject to the rights of persons (if any) entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid on the shares, but if and so long as nothing is paid up on any of the shares in the company dividends may be declared and paid according to the amounts of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this article as paid on the share.

34.	The directors may, before recommending any dividend, set aside out of the profits of the company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose to which the profits of the company may be properly applied, and pending such application may, at the like discretion either be employed in the business of the company or be invested in such investments (other than shares of the company) as the directors may from time to time think fit.

35.	If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

36.	Any dividend may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto or in the case of joint

20

holders to any one of such joint holders at his registered address or to such person and such address as the member or person entitled or such joint holders, as the case may be, may direct. Every such cheque or warrant shall be made payable to the order of such other person to whom it is sent or to the order of such other person as the member or person entitled or such joint holders, as the case may be, may direct.

37.	No dividend shall bear interest against the company.

INDEMNITY

38.	The Directors, Managers, Secretary and other officers or servants for the time being of the Company acting in relation to any of the affairs of the Company or everyone of them shall be indemnified and secured harmless out of the assets and profits of the Company for and against all actions, costs, claims, demands, liabilities and taxes, charges, losses, damages and expenses and other consequences which they or any of them shall or may incur or sustain by reason of any contract entered into or any act done, concurred in or omitted or committed in or about the execution of their duty or supposed duty in their respective office except such (if any) as they shall incur or sustain by or through their own wilful neglect or wilful default respectively and none of them shall be answerable for the acts, receipts, neglects or default of the other or others of them or for joining in any receipts for the sake of conformity or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for the safe custody or for the defect of title of the company to any property purchased or for any insufficiency or deficiency of or defect of title of the company to any security upon which any moneys of or belonging to the Company shall be placed out or invested or for any loss, misfortune or damage resulting from any such cause as aforesaid or direct or indirect consequences which may happen in the execution of their respective office or in relation thereto, except the same shall happen by or through their own wilful neglect or wilful default respectively.

NOTICES

39.	A notice may be given by the company to any member either personally or by sending it by post to him to his registered address, or ( if he has no registered address in Gibraltar) to the address (if any) in Gibraltar supplied by him to the company for the giving of notices to him. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting at the expiration of twenty-four hours after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

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40.	If a member has no registered address in Gibraltar and has not supplied to the company an address in Gibraltar of the giving of notices to him, a notice addressed to him and advertised in a newspaper circulating in Gibraltar shall be deemed to be duly given to him at noon on the day on which the advertisement appears.

41.	A notice may be given by the company to the joint holders of a share by giving the notice to the joint holder named first in the register of members in respect of the share.

42.	A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address (if any) in Gibraltar supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankrupt had not occurred.

43.	Notice of every general meeting shall be given in some manner hereinbefore authorized to every member except those members who (having no registered address in Gibraltar) have not supplied to the company an address in Gibraltar for the giving of notices to them, and also to every person entitled to a share in consequence of the death of bankruptcy of a member, who, but for his death or bankruptcy, would be entitled to receive notice of the meeting. No other persons shall be entitled to receive notices of general meetings.

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Names, addresses and description of subscribers

ABACUS NOMINEES (GIBRALTAR) LIMITED

10/8 International Commercial Centre

Casemates Square

Gibraltar

Limited Company

ABACUS SERVICES (GIBRALTAR) LIMITED

10/8 International Commercial Centre

Casemates Square

Gibraltar

Limited Company

Dated this 14th February 2001

/s/	/s/
For ABACUS NOMINEES (GIBRALTAR) LTD	For ABACUS SERVICES (GIBRALTAR) LTD

Witness to the above signatures:-

/s/ Anna Rowe
Anna Rowe
10/8 International Commercial Centre,
Casemates Square, Gibraltar

23

ECO TELECOM LIMITED

MINUTES of a Meeting of the Board of Directors of the above-named Company held at Suite 1, 4 Irish Place, Gibraltar on the 21st day of June 2004.

Present:	Mr Serge Barychkov (In the Chair)
Mr Dmitry Pluzhnikov (by conference telephone)

APPOINTMENT OF DIRECTOR

IT WAS RESOLVED that the appointment of Mr Pavel Volitskiy of 207 Peninsular Heights, Gibraltar, as a Director of the Company be approved.

RESIGNATION OF DIRECTORS

The board noted letters of Messrs Dmitry Pluzhnikov and Serge Barychkov tendering their resignation as Directors of the Company.

IT WAS RESOLVED that the resignation of Messrs Dmitry Pluzhnikov and Serge Barychkov as Directors of the Company be accepted with immediate effect.

There being no further business the Meeting terminated.

/s/
Chairman

Eco Telecom Limited

postal address:
PO Box 411	telephone: 00350 78777
Gibraltar	facsimile: 00350 76689

TO WHOM IT MAY CONCERN

1st April 2005

Dear Sirs

We hereby certify in our capacity as Secretary of the Company that the following is the present status of the Company:

Directors

Name:	Pavel Volitskiy
Nationality:	Russian
Appointment Date:	21st June 2004

Shareholders

Name:	Alfa Telecom Limited
Address:	Geneva Place, 2nd Floor, 333 Waterfront Drive, Road Town, Tortola, British Virgin Islands
Shares Held:	100 ordinary
Date shares acquired:	19th August 2004

Secretary

Name:	Church Lane Trustees Limited
Address:	9/1 International Commercial Centre, Casemates Square, Gibraltar
Appointment Date:	16th August 2004

Registered Office

Address:	10/8 International Commercial Centre, Casemates Square, Gibraltar

Directors: Pavel Volitskii

Registered in Gibraltar                Number : 79038

Registered Office: 10/8 International Commercial Centre, Casemates Square, Gibraltar

Eco Telecom Limited

postal address:
PO Box 411	telephone: 00350 78777
Gibraltar	facsimile: 00350 76689

We hereby certify that the last amendment to the Memorandum and Articles of Association of Eco Telecom Limited was made and filed with the Registrar of Companies in Gibraltar on the 2nd October 2003.

Yours faithfully

/s/
For and on behalf of
Church Lane Trustees Limited
Secretary

Directors: Pavel Volitskii

Registered in Gibraltar                Number : 79038

Registered Office: 10/8 International Commercial Centre, Casemates Square, Gibraltar

CERTIFICATE

OF THE EXAMPLE OF SIGNATURES

Name of the company	Eco Telecom Limited

Examples of the authorised signatures:

Occupation	Full name	Example of the signature
Director	Pavel Volitskiy

The sample of the Company Seal:

[GRAPHIC OF COMPANY SEAL HERE]

DATED 18 FEBRUARY 2005

(1) Open Joint Stock Company “Vimpel-Communications”

and

(2) Karino Trading Ltd

(3) Limited Liability Company “Songo”

(4) Occidental Management Co. Limited

(5) Varkedge Limited

(6) Ravenscroft Holdings Limited

(7) Express Times Limited

(8) Limited Liability Company “Tehspetsmontazh”

(9) Limited Liability Company “Rapit”

(10) Limited Liability Company “Mitsar”

(11) Limited Liability Company “Veltex”

and

(12) Mordechai Korf

and

(13) Closed Joint Stock Company “Ukrainian Radio Systems”

OPTION AGREEMENT

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is made on this 18th day of February 2005 between

(1)	Open Joint Stock Company “Vimpel-Communications”, a joint stock company organised and existing under the laws of the Russian Federation, having its registered office at 10, 8 Marta Street, Moscow, Russian Federation, 127083 (the “Buyer”);

and

(2)	Karino Trading Ltd, a limited liability company organised and existing under the laws of British Virgin Islands, having its registered office at Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands,

(3)	Limited Liability Company “Songo”, a limited liability company organised and existing under the laws of Ukraine, having its registered office at Dnepropetrovsk region, smt. Yubileyniy, Teplichnaya str., 2, 52005 Ukraine,

(4)	Occidental Management Co. Limited, a limited liability company organised and existing under the laws of Republic of Cyprus, having its registered office at 82A, Makarios III Av. 3rd floor, Office 301, Nicosia Cyprus,

(5)	Varkedge Limited, a limited liability company organised and existing under the laws of Republic of Cyprus, having its registered office at Arch. Makariou III, 82A Gavriel Building, 3rd floor, Flat/Office 301, P.C. 1077, Nicosia, Cyprus,

(6)	Ravenscroft Holdings Limited, a limited liability company organised and existing under the laws of British Virgin Islands, having its registered office at Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands,

(7)	Express Times Limited, a limited liability company organised and existing under the laws of Mauritius, having its registered office at Suite 410, 4th Floor, Le Caudan WaterFront, Port Louis, Mauritius,

(8)	Limited Liability Company “Tehspetsmontazh”, a limited liability company organised and existing under the laws of Ukraine, having its registered office at Dnepropetrovsk, 49008 Robocha str., 154, building 2, Ukraine,

(9)	Limited Liability Company “Rapit”, a limited liability company organised and existing under the laws of Ukraine, having its registered office at Dnepropetrovsk, 49050 Gagarina ave., 104, office 4, Ukraine,

(10)	Limited Liability Company “Mitsar”, a limited liability company organised and existing under the laws of Ukraine, having its registered office at Dnepropetrovsk, 49106 Geroev ave., 37, office 112, Ukraine, and

(11)	Limited Liability Company “Veltex”, a limited liability company organised and existing under the laws of Ukraine, having its registered office at Dnepropetrovsk, 49033 Geroev Stalingrada str., 149, Ukraine (collectively, the “Shareholders”);

and

(12)	Mordechai Korf, an individual who is a citizen of the United States of America (the “Interested Party” and, together with the Shareholders, the “Sellers”);

and

(13)	Closed Joint Stock Company “Ukrainian Radio Systems”, a joint stock company organised under the laws of Ukraine, having its registered office at Dorogozhitska str., 10, Ukraine, Kyiv (the “Company”).

The Sellers and the Company will be hereinafter collectively referred to as the “Seller Parties” and individually as a “Seller Party”. The Seller Parties and the Buyer will be hereinafter collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS

(A)	The Shareholders collectively are the registered holders or entitled to be registered as holders of all of the issued ordinary shares of the Company.

(B)	The Interested Party has an interest in the proceeds of the sale of the Business.

(C)	The Sellers have agreed to grant to the Buyer an option to purchase the Business on and subject to the terms and conditions of this Agreement.

NOW THEREFORE it is agreed as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Agreement, including the recitals, the following words will have the following meanings unless the context otherwise requires:

“Acquired Entities” means the Company and the Acquired Subsidiaries.

“Acquired Subsidiaries” means all of the direct and indirect Subsidiaries of the Company.

“Action” means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

“Affiliate” or “Affiliated” with respect to any specified person, means a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified person. For this definition, “control” (and its derivatives) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting Equity Interests, as trustee or executor, by Contract or credit arrangements or otherwise. Any person that possesses, directly or indirectly, 10% or more of the voting Equity Interests of another person, or the power, directly or indirectly, to vote 10% or more of the voting Equity Interests of another person, will be deemed to “control” such other person.

“Affiliate Loans” means the total amount of indebtedness owed by the Acquired Entities to the Sellers or any Affiliate of the Sellers, including but not limited to the sum of US$89,436,245.92 owed to ASKIFOU Limited as of 31 January 2005 under four loan agreements, as the same may change from time to time prior to its settlement pursuant to the terms of this Agreement or the Purchase Agreement.

“Agreement” has the meaning set out in the preamble to this Agreement.

“Assets” means all assets, equipment, intellectual property, rights and other tangible or intangible property (if any) owned by the Sellers or any of their Affiliates and used in the business of the Acquired Entities and/or the Sellers or any of their Affiliates operating under the “WellCom” brand, including any such property that is leased to any of the Acquired Entities and owned by any of the Sellers or any Affiliate of any of the Sellers.

“Breach” means (a) any breach, inaccuracy, failure to perform, failure to comply, conflict with, default, or violation, or (b) any other act, omission, event, occurrence or condition the existence of which would (i) permit any person to accelerate any obligation or terminate, cancel or modify any right or obligation or (ii) require the payment of money or other consideration.

“Business” means the Shares and any and all Assets owned by any of the Sellers or any Affiliate of the Sellers other than the Acquired Entities.

“Buyer” has the meaning set out in the preamble to this Agreement.

“Claim” has the meaning set out in Clause 10.2.

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that could require a person to issue any of its Equity Interests or to sell any Equity Interests it owns in another person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a person or owned by a person; (c) statutory pre-emptive rights or pre-emptive rights granted under a person’s Organisational Documents; and (d) profit participation, or other similar rights with respect to a person.

“Company” has the meaning set out in the preamble to this Agreement.

“Confidential Information” means any confidential information concerning the businesses and affairs of the Buyer, any Seller Party or any Acquired Entity.

“Consent” means any consent, approval, notification, waiver, or other similar action that is necessary.

“Contract” means any contract, agreement, arrangement, commitment, letter of intent, memorandum of understanding, heads of agreement, promise, obligation, right, instrument, document, or other similar understanding, whether written or oral.

“Data Room” has the meaning set out in Clause 4.1(a).

“Data Room Index” has the meaning set out in Clause 4.1(a).

“Encumbrance” means any Order, security interest, deed of trust, mortgage, pledge, lien, charge, claim, or other similar interest or right, easement, covenant, community property interest, equitable interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership other than liens which arise automatically by operation of law as a result of the conduct of the Business.

“Enforceable” - a Contract is “Enforceable” if it is the legal, valid, and binding obligation of the applicable person enforceable against such person in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganisation, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

“Equity Interest” means (a) with respect to a company, any and all shares of such company and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar person, any and all units, interests or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a person.

“Governmental Body” means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organisation, quasi- governmental body, or other similar recognised organisation or body of any federal, regional, municipal, local, or foreign government or other similar recognised organisation or body exercising similar powers or authority.

“Indebtedness” means, with respect to any person, all obligations of such person (a) for borrowed money, (b) evidenced by notes, bonds, debentures, or similar instruments, (c) trade payables and accounts payable where the original payment terms exceed or exceeded 90 days, including amounts in respect of the deferred purchase price of goods or services, (d) under capital leases, (e) for unpaid Taxes which have fallen due for payment, or (f) such other categories of indebtedness as may be agreed.

“Interested Party” has the meaning set out in the preamble to this Agreement.

“Investment” means all debentures, notes and other evidences of Indebtedness, Equity Interests in any person, mortgage loans and other investment or portfolio assets owned of record and beneficially by a person.

“LCIA” has the meaning set out in Clause 10.2.

“Law” means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, resolution, decree, executive order, or other similar act enacted, adopted, promulgated, or applied by any Governmental Body, each as amended and now and hereinafter in effect.

“Option” has the meaning set out in Clause 2.1.

“Option Fee” means the $5 million deposited into the Sellers’ account or accounts pursuant to Clause 4.1(b).

“Order” means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Body, arbitrator, or mediator.

“Ordinary Course of Business” means the ordinary course of business consistent in all material respects with past custom and practice (including with respect to quantity, quality and frequency) of the relevant person and its Subsidiaries in the industry in which the relevant person and its Subsidiaries does business.

“Organisational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organisation of a person, including any amendments thereto.

“Parties” has the meaning set out in the preamble to this Agreement.

“Permit” means any permit, license, certificate, approval, consent, notice, waiver, franchise, registration, filing, accreditation, or other similar authorisation required by any Law, Governmental Body, or Contract, including any Permits to render cellular radiotelephony services, frequency Permits, decisions on allocation of the relevant numbering resources to any Acquired Entity, other Permits required to render communications services, or telecommunications Consents and approvals.

“Privat Mobile Agreement” means any agreement entered into between any of the Acquired Entities and any of the Privat Mobile Companies.

“Privat Mobile Company” means any entity engaged in the Privat Mobile business.

“Purchase Agreement” has the meaning set out in Clause 3.1.

“Purchase Price” has the meaning set out in Clause 2.2.

“Reorganization” has the meaning set out in Clause 4.9.

“Representatives” with respect to any specified person, means the employees, directors, advisors, legal counsel, accountants, agents and representatives of such person.

“Sellers” has the meaning set out in the preamble to this Agreement.

“Shareholders” has the meaning set out in the preamble to this Agreement.

“Shares” means, as applicable, the entire issued share capital of the Company or the entire issued share capital of one or more newly created holding companies that (i) own the entire issued share capital of the Company and (ii) are owned legally and beneficially by the Sellers or their Affiliates.

“Subsidiary” means, with respect to any person: (a) any company of which more than 50% of the total voting power of all classes of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such person directly or through one or more other Subsidiaries of such person and (b) any person other than a corporation of which at least a majority of the Equity Interest (however designated) entitled (without regard to the occurrence of any contingency) to vote in the election of the governing body, partners, managers or others that will control the management of such entity is owned by such person directly or through one or more other Subsidiaries of such person.

“Tax” means any federal, regional, local, or foreign income, gross receipts, license, payroll, employment, excise, stamp, occupation, premium, windfall profits, environmental, customs, ad valorem, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, estimated, or other tax, duty or levy of any kind whatsoever, including any interest, penalty, or addition thereto.

“Term” has the meaning set out in Clause 4.

“Termination Date” means the date on which this Agreement is terminated pursuant to and in accordance with Clause 7.

“Threatened” means a demand or statement has been made, received in writing or a notice has been given in writing, asserting a cause of Action or threatening the commencement of a cause of Action.

“Transaction” means the sale of the Business by the Shareholders to the Buyer pursuant to the terms and conditions of a Purchase Agreement.

“Transfer” has the meaning set out in Clause 4.9.

1.2.	Unless otherwise provided, in this Agreement:

(a)	references to “includes” or “including” mean “includes without limitation” or “including without limitation”;

(b)	references to “person” mean any individual or legal entity, company, firm, corporation, government, sovereign, governmental body or company, regardless of whether it has a separate legal capacity or under which jurisdiction it was organised or is operating;

(c)	references to “recitals”, “Clauses” or “Schedules” mean recitals in, Clauses of or Schedules to this Agreement, unless otherwise indicated;

(d)	references to “$” mean the lawful currency of the United States of America;

(e)	the Clause and Schedule headings contained in this Agreement are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; and

(f)	words in a singular form at the same time include the plural and vice versa and words of one gender include the words of any other gender.

1.3.	The Schedules form part of this Agreement. Unless the context otherwise requires, references to this Agreement will include the Schedules.

1.4.	References to any English legal term (including terms for any action, remedy, method or judicial proceeding, legal document, legal status, court, official or any legal concept or thing) will in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

2.	OPTION

2.1.	Option. The Sellers hereby irrevocably grant to the Buyer, and the Buyer hereby accepts, the exclusive option (the “Option”) to acquire from the Shareholders and/or their Affiliates the Business. Subject to exercise of the Option by the Buyer in accordance with this Agreement, (i) the Sellers and/or their Affiliates will sell the Shares to the Buyer with full title guarantee free from all

Encumbrances and together with all rights that attach (or may in the future attach) to them including, in particular, the right to receive all dividends and distributions declared, made or paid on or after the date hereof, for the aggregate consideration determined pursuant to Clause 2.2 and (ii) the Sellers and/or their Affiliates will sell the Assets (if any) to the Buyer, with full title guarantee fee from all Encumbrances; provided, however, that if such Assets cannot be sold with full title guarantee free from all Encumbrances, the Sellers will ensure that arrangements are put in place satisfactory to the Buyer which provide it with the ownership, use and/or control of such Assets on terms acceptable to the Buyer (in its sole discretion).

2.2.	The Purchase Price. The aggregate purchase price (the “Purchase Price”) payable to the Sellers to acquire the Business pursuant to Clause 2.1 will be $206.5 million less the amount (if any) by which the Indebtedness of the Acquired Entities exceeds $23.5 million and plus the amount of Investments in Equity Interests in the Company the proceeds of which were used by the Company solely for the capital expenditures as set out in Clause 4.3 and Schedule 4.3.

2.3.	Exercise of the Option. The Buyer may exercise the Option in full (but not in part) by entering into a Purchase Agreement with the Seller Parties and/or their Affiliates pursuant to Clause 3 at any time after the date hereof but not later than the Termination Date, or such other date as the Parties may mutually agree.

3.	PURCHASE AGREEMENT

3.1.	Purchase Agreement. The Buyer’s obligation to purchase the Business pursuant to the Option and the Seller Parties’ obligation to sell the Business will be subject to the terms and conditions of a formal definitive purchase agreement (the “Purchase Agreement”) to be negotiated between the Parties. The Purchase Agreement will include (a) customary warranties, and covenants of the Seller Parties (and/or their Affiliates holding Shares) and of the Buyer, (b) such appropriate indemnification provisions as may be agreed, and (c) the other material terms and conditions set out in Schedule 3.1.

3.2.	Conditions to Execution of the Purchase Agreement. The execution of the Purchase Agreement is subject to the satisfactory completion or determination of each of the following: (a) negotiation of mutually satisfactory terms and conditions for the Purchase Agreement, (b) the absence of anything coming to the attention of the Buyer as a result of its due diligence investigation pursuant to Clause 4.2 or otherwise that could reasonably be considered to affect materially and adversely, whether directly or indirectly, the Buyer’s determination to enter into the Purchase Agreement, and (c) receipt of necessary Consents, including from the Board of Directors of the Buyer, and (d) the delivery by the Buyer to the Seller Parties of evidence reasonably satisfactory to the Seller Parties that the Buyer has sufficient funds available to pay the Purchase Price upon completion of the transactions contemplated by the Purchase Agreement.

4.	COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the Termination Date (the “Term”).

4.1.	Commencement of Due Diligence and Option Fee.

(a)	On the date hereof, the Seller Parties will deliver to the Buyer an index (the “Data Room Index”) setting out the documents available for inspection by the Buyer and the Buyer’s Representatives in connection with the Buyer’s due diligence investigation of the Acquired Entities and the Assets. The Data Room Index shall be in the form agreed by the Parties hereto and initialled by them or their duly authorised representatives for the purposes of identification only. In addition, the Data Room Index will contain the location of the premises where the documents listed thereon are located (the “Data Room”), which Data Room will be located in Kyiv, Ukraine. The Seller Parties will permit the Buyer and its Representatives to have full access to the Data Room at all hours commencing at 9:00 a.m. on February 19, 2005.

(b)	Upon the signing of this Agreement, the Buyer will pay the Sellers the sum of US$5,000,000 and shall initiate payment thereof to Karino Trading Ltd on behalf of the Sellers and will deliver to the Sellers a copy of the wire transfer instructions, stamped by the Buyer’s bank, evidencing that US$5 million has been debited from the Buyer’s account and sent to the bank account listed on Schedule 4.1. If the Option is exercised and the Transaction is completed, the Option Fee will be applied to the Purchase Price. The only circumstances in which the Seller Parties shall be obliged to reimburse the Option Fee are described in Clause 4.2(d), Clause 7.2(a) and Clause 7.2(b).

(c)	Promptly upon receipt of the Option Fee, Karino Trading Ltd on behalf of the Sellers will execute and deliver to Buyer an acknowledgement indicating that the Sellers have received the Option Fee.

4.2.	Due Diligence Access.

(a)	The Seller Parties will make available to the Buyer and the Buyer’s Representatives for inspection, in each case on a timely basis, all existing documents, records, contracts and financial and operating data concerning the Acquired Entities and the Business as the Buyer or its Representatives may reasonably request; provided, however, that if any such requests are delivered to the Seller Parties or their Representatives orally, the Buyer will promptly submit such requests in writing to the Seller Parties and/or or their Representatives.

(b)	The Seller Parties will use their best efforts to answer on a timely basis any queries which the Buyer or its Representatives may ask with respect to the documents mentioned on the Data Room Index and any other documents or materials supplied to or made available for inspection by or on behalf of the Seller Parties; provided, however, that if any such queries are delivered to the Seller Parties or their Representatives orally, the Buyer will promptly submit such queries in writing to the Seller Parties and/or or their Representatives.

(c)	At reasonable times and on reasonable notice, the Seller Parties will procure that the Buyer and its authorised Representatives are given an opportunity to meet with managers of the Acquired Entities with the Seller Parties and their Representatives present to discuss operational, commercial and financial matters with respect to the Business.

(d)	If the Seller Parties commit a material Breach or persistent Breaches of their obligations under Clauses 4.2(a)-(c), the Buyer may serve a notice in writing to that effect on Karino Trading Ltd on behalf of the Seller Parties notifying the Seller Parties of such Breach(es) providing brief details sufficient to identify any relevant documents and requiring them to remedy such Breach(es) within two calendar days of the date of such notice. If the Seller Parties fail to remedy such Breach(es) within such time period, then at any time thereafter the Buyer may, by notice in writing to Karino Trading Ltd, demand the return of the Option Fee (without interest) and the Seller Parties will reimburse, or will procure the reimbursement of, such Option Fee. The reimbursement of such Option Fee shall be deemed to be in full and final settlement of any claim the Buyer may have hereunder for Breach(es) of the Seller Parties’ obligations under Clauses 4.1 or 4.2.

4.3.	Operation of Business.

(a)	So far as is consistent with the laws of Ukraine, the Company will not, and the Seller Parties will ensure that the Acquired Subsidiaries will not, engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

(b)	Except as permitted by Clause 4.3(c), the Company will not, and the Seller Parties will ensure that the Acquired Subsidiaries will not, take any of the following actions without the prior written approval of the Buyer (such approval not to be unreasonably withheld or delayed):

(i)	the issuance of any Equity Interests of any of the Acquired Entities;

(ii)	the creation of any new Subsidiary of the Acquired Entities or the making of any Investment in any Subsidiary;

(iii)	the entry into or amendment of any Contract or series of connected Contracts having the same subject matter or being otherwise linked

(other than in respect of Indebtedness), including in respect of the sale of assets, having a value per Contract or series of Contracts (as aforesaid) greater than $50,000 or the equivalent;

(iv)	(A) any transaction between any of the Sellers, on the one hand, and any Acquired Entity, on the other hand; and (B) any transaction between any Acquired Entity, on the one hand, and any officer, director or shareholder of any of the Seller Parties or any Subsidiary of the Sellers (other than the Acquired Entities) or direct or indirect Subsidiary of any such officer, director or shareholder (other than the Acquired Entities), on the other hand, unless in either case such transaction occurs in connection with the corporate reorganisation contemplated by Clause 4.3(c)(iii), or the performance of an existing Contract between such parties;

(v)	the incurrence or the amendment of the terms and conditions of any Indebtedness (including under any guarantee) by any of the Acquired Entities;

(vi)	the incurrence of any Encumbrance over any assets of any Acquired Entity in excess of $150,000 or the equivalent;

(vii)	any amendment to the Organisational Documents of any of the Acquired Entities; or

(viii)	any declaring, setting aside or paying any dividend or other distribution in respect of the Equity Interests of any Acquired Entity or otherwise to the Seller Parties or any of their Affiliates.

(c)	Nothing in Clause 4.3(b) shall prevent or restrict the following:

(i)	the disbursement or commitment by the Acquired Entities of the capital expenditures listed on Schedule 4.3;

(ii)	the making of any Investment in Equity Interests of the Acquired Entities for the purpose of repaying the Affiliate Loans or where the proceeds of any such Investment will be used solely for capital expenditures of the Acquired Entities listed on Schedule 4.3;

(iii)	the transfer of Shares amongst the Shareholders and/or amongst the Beneficial Owners or their Affiliates and/or amongst the Shareholders and the Beneficial Owners or their Affiliates in connection with a corporate reorganisation to facilitate the transactions contemplated hereby; provided, however, that (A) any such transfer does not result in adverse Tax consequences for the Acquired Entities or the Buyer or (B) the Acquired Entities and/or the Buyer are indemnified in respect of any adverse Tax consequences to the satisfaction of the Buyer; and provided further that such transfer and/or reorganisation is performed in compliance with requirements of applicable law and in a manner reasonably satisfactory to the Buyer; or

(iv)	the transfer to the Acquired Entities of all Assets the subject of this Agreement which are not currently owned by them.

4.4.	Preservation of Business. Having regard to the financial position of the Acquired Entities, the Company will use its best efforts not to, and the Seller Parties will use their best efforts to ensure that each of the Acquired Subsidiaries will not, take any action or omit to take any action which would be likely to result in a material deterioration of the business and properties of the Acquired Entities, including their present operations, physical facilities, and working conditions, and contractual relationships with lessors, licensors, suppliers, customers, and employees.

4.5.	Exclusive Negotiations.

(a)	The Seller Parties agree that, during the Term of this Agreement, none of the Seller Parties or any of their respective Representatives and Affiliates will, directly or indirectly:

(i)	enter into any Contracts or negotiations with, or solicit or initiate any inquiries, proposals or offers from, any person other than the Buyer relating to (A) any acquisition or purchase of any assets of any of the Acquired Entities (other than sales of inventory or immaterial portions of assets in the Ordinary Course of Business) or any Equity Interest of any of the Acquired Entities or (B) any merger, consolidation or business combination involving the any of the Acquired Entities; or

(ii)	with respect to any effort or attempt by any other person to do or to seek any of the types of transactions referred to in (i) above, (A) participate in any discussions or negotiations; (B) furnish to any other person any data or information with respect to the Sellers, the Acquired Entities, or the business of any of the Acquired Entities or (C) otherwise cooperate in any way with, assist or participate in or facilitate or encourage any such effort.

(b)	During the Term of this Agreement, no Seller Party will, and the Seller Parties will ensure that none of their Affiliates will, enter into any agreement for the purpose of adversely impacting the ability of any of the Seller Parties or their Affiliates to enter into the Purchase Agreement.

(c)	The Seller Parties jointly and severally warrant to the Buyer that, except as contemplated hereby, there are no pending Contracts with respect to the sale or exchange of any of the Equity Interests of any of the Acquired Entities or any Assets (other than sales of immaterial portions of the

Acquired Entities’ Assets in the Ordinary Course of Business). The Seller Parties will, and will cause their Affiliates to, terminate any pending negotiations or discussions with any other persons with respect to the Business immediately upon execution of this Agreement, and the Seller Parties will, and will cause their Affiliates to, use their reasonable efforts to recover from such other persons any data and information respecting the Sellers or the Acquired Entities furnished to them provided that nothing in this Clause 4.5(c) shall require the Seller Parties to or cause their Affiliates to issue or threaten to issue any legal proceedings against any persons who have been furnished with data.

(d)	The Seller Parties agree to cause their Affiliates and their Representatives to comply with the obligations of this Clause 4.5.

(e)	The Seller Parties acknowledge that the Buyer is pursuing other acquisitions and that nothing herein will preclude the Buyer from continuing to pursue and/or consummating such acquisitions.

(f)	For the avoidance of doubt, following expiry of the Term, the Seller Parties shall not be under any restriction or obligation with respect to any solicitation of, or communication to, any person with respect to the potential sale of, or other transaction involving, all or a part of the Business.

4.6.	Confidentiality; Publicity. Except as may be required by Law or the rules or regulations of any stock exchange to which any of the Parties is subject, or as otherwise expressly contemplated herein, no Party or their respective controlled Affiliates and Representatives will disclose to any third party the existence of this Agreement, the subject matter or terms hereof or any Confidential Information concerning the business or affairs of any other Party that it may have acquired from such Party in the course of pursuing the Transaction without the prior written consent of the Company or the Buyer, as the case may be; provided, however, any Party may disclose any such Confidential Information as follows:

(a)	to such Party’s controlled Affiliates and its or its controlled Affiliates’ Representatives, for whose actions the applicable Party will be responsible;

(b)	to such Party’s other Affiliates and its or its other Affiliates’ Representatives;

(c)	to comply with any applicable Law or Order, provided that prior to making any such disclosure the Party making the disclosure notifies the other Party of any Action of which it is aware that may result in disclosure and uses its best efforts to limit or prevent such disclosure;

(d)	to the extent that the Confidential Information is or becomes generally available to the public through no fault of the Party or its controlled Affiliates making such disclosure;

(e)	to the extent that the same information becomes available to the Party making such disclosure on a non-confidential basis from a source other than a Party or its Affiliates, which source, to the disclosing Party’s knowledge, is not prohibited from disclosing such information by a legal, Contractual, or fiduciary obligation to the other Party.

Upon the termination of this Agreement, each Party will forthwith return or destroy all Confidential Information concerning the other Party as the Party which has provided such information shall demand in writing and an officer of the Purchaser shall certify in writing to the Company (at the request of the Company) that it has either returned all copies of Confidential Information concerning the Company and the Seller Parties received by it to the Company or that it has destroyed all such Confidential Information describing in reasonable detail the procedures that it has employed to do that. No Party or any of its controlled Affiliates will issue any press release or other public announcement related to this Agreement or the Transactions without the other’s prior written approval save to the extent required by law or regulation, the rules of a recognized stock exchange or by the order of a court of competent jurisdiction

4.7.	Purchase Agreement Negotiations. The Seller Parties and the Buyer will negotiate in good faith to agree on the terms and conditions of the Purchase Agreement, which terms and conditions will include those set out in Schedule 3.1; provided, however, that the Seller Parties will have no recourse against the Buyer and the Buyer will not have any liability to the Seller Parties, upon a Breach by the Buyer of its obligations under this Clause 4.7.

4.8.	Holding Companies and Affiliates. The Seller Parties will cause any Affiliates, including any newly created holding companies, that acquire any Equity Interests of the Acquired Entities or any Assets to take all necessary actions to become parties to this Agreement simultaneously with such acquisition.

4.9.	Obligation of the Seller Parties. The Seller Parties agree that, during the Term of this Agreement, they will use their respective best endeavors to (i) discharge all liabilities of any of the Acquired Entities to the Sellers or their Affiliates, including the Affiliate Loans, (ii) complete the corporate reorganization contemplated by Clause 4.3(c) (the “Reorganization”), and (iii) the transfer of all Assets to the Acquired Entities (the “Transfer”), in each case in a manner reasonably satisfactory to the Buyer and in a manner that does not result in adverse tax consequences for the Buyer or any of the Acquired Entities. If, despite the Seller Parties’ best endeavors, the discharge of such liabilities, the Reorganization, or the Transfer results in adverse tax consequences for the Buyer or any of the Acquired Entities, the Seller Parties agree that the Purchase Agreement will include an indemnity in respect of such consequences and/or such consequences will be dealt with in the Purchase Agreement in a manner reasonably satisfactory to the Buyer.

4.10.	Anti-monopoly Consent. No later than one day after the date of this Agreement, the Buyer will deliver to the Seller Parties a list of documents and information that is required to be included in the application for the Consent of the Anti-monopoly Committee of Ukraine for this Transaction.

4.11.	Privat Mobile Agreements. The Seller Parties will ensure that (i) each Privat Mobile Agreement will be automatically terminated on December 31, 2005 and (ii) the Buyer and/or the Acquired Entities will have the right (in their sole discretion and conditionally upon the closing of the Transaction) to change the tariffs/rates in the Privat Mobile Agreements at any time upon 15 days’ prior written notice to the relevant Privat Mobile Companies. Within 45 days of the date of this Agreement, the Seller Parties will deliver true and complete copies of all Privat Mobile Agreements to the Buyer, which will contain the terms set out in this Clause 4.11.

5.	SELLER PARTIES’ WARRANTIES CONCERNING THE TRANSACTION

The Seller Parties severally warrant to the Buyer that the statements contained in this Clause 5 are correct and complete as of the date of this Agreement.

5.1.	Status of the Sellers. Each Seller Party is an entity duly created, formed or organised, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organisation. There is no pending or Threatened Action for the dissolution, liquidation, insolvency, or rehabilitation of any Seller Party.

5.2.	Power and Authority; Enforceability. Each Seller Party has the entity power and authority to execute and deliver this Agreement, and to perform and consummate the Transaction. Each Seller Party has taken all actions necessary to authorise the execution and delivery of this Agreement, the performance of such Seller Party’s obligations hereunder, and the consummation of the Transaction. This Agreement has been duly authorised, executed, and delivered by, and is Enforceable against, each Seller Party.

5.3.	No Violation. The execution and the delivery of this Agreement and the performance and consummation of the Transaction by each Seller Party will not (i) Breach any Law or Order to which such Seller Party is subject and any provision of its Organisational Documents, (ii) Breach any Contract, Order, or Permit to which such Seller Party is a party or by which such Seller Party is bound or to which any of such Seller Party’s assets is subject, or (iii) require any Consent, except for the Consent of the Anti-monopoly Committee of Ukraine.

5.4.	Shares; Assets; Seller Information. Except as set out in Schedule 5.4, each Shareholder holds of record the number of Shares as set out next to such

Shareholder’s name in Schedule 5.4, free and clear of any Encumbrances and at the time the Purchase Agreement is entered into the Sellers or their Affiliates will have good title to the Assets free and clear of all Encumbrances; provided, however, that if such Assets cannot be sold with full title guarantee free from all Encumbrances, the Sellers and/or their Affiliates will ensure that arrangements are put in place satisfactory to the Buyer which provide it with the ownership, use and/or control of such Assets on terms acceptable to the Buyer (in its sole discretion). No Seller is a party to any Contract that could require such Seller Party to sell, transfer, or otherwise dispose of any Equity Interests of any Acquired Entities or any Assets (other than this Agreement). No Seller is a party to any other Contract with respect to any Equity Interests of any Acquired Entities or any Assets.

5.5.	Permits. The licences of the Business owned by the Acquired Entities for GSM-900 cellular services in the territory of Ukraine and all necessary permits to use radio frequencies are in full force and effect, and no Seller Party has received any extant notices from Ukrainian Frequency Control Department (Ukrchastotnadzor) and/or Ministry of Transport and Communications or any other authorised governmental body of Ukraine threatening to revoke such licences and permits to use radio frequencies which have not been actioned to the satisfaction of the authority. The Company has applied for a license to provide GSM-1800 cellular services in the territory of Ukraine and has received a written notice from the relevant regulatory authorities in Ukraine that such authorities are prepared to issue to the Company such a GSM-1800 license upon the payment of the required license fee. The Company has paid such license fee and has received confirmation of payment of such license fee from the Treasury of Ukraine. To the Seller Parties’ knowledge, there are no further actions that any of the Seller Parties must take (including the making of any filing or the payment of any money) in connection with the issuance of the GSM-1800 license to the Company.

5.6.	Status of Cellular Network. The Acquired Entities own a cellular GSM-900 network, operating under the WellCom brand, that will be ready to commence commercial service in at least 28 major cities and regions of Ukraine (including Kyiv) by the closing of the Transaction. Such GSM-900 network shall include at least the following hardware which is owned or leased by the Acquired Entities or the Seller Parties: (i) 5 MSC with total capacity of not less than 510,000 subscribers located in Kiev, Dnepropetrovsk, Kharkov and Lvov; (ii) 18 BSC located in 14 regions of Ukraine; (iii) 750 BTS located throughout Ukraine (of which a number have not yet been installed).

5.7.	Indebtedness. The consolidated Indebtedness of the Acquired Entities (excluding the Affiliate Loans) does not exceed US$23.5 million, and is on terms at least as favorable as the market conditions for similar Indebtedness in Ukraine.

6.	BUYER’S WARRANTIES

The Buyer warrants to the Sellers that the statements contained in this Clause 6 are correct and complete as of the date of this Agreement.

6.1.	Status of the Buyer. The Buyer is a joint stock company organised, validly existing and in good standing under the Laws of the Russian Federation. There is no pending or Threatened Action for the dissolution, liquidation, insolvency, or rehabilitation of the Buyer.

6.2.	Power and Authority; Enforceability. The Buyer has the corporate power and authority to execute and deliver this Agreement and to perform and consummate the Transaction. The Buyer has taken all action necessary to authorise the execution and delivery of this Agreement, the performance of its obligations thereunder, and the consummation of the Transaction. This Agreement has been duly authorised, executed and delivered by, and is Enforceable against, the Buyer.

6.3.	No Violation. The execution and delivery of this Agreement by the Buyer and the performance and consummation of the Transaction by the Buyer will not (i) Breach any Law or Order to which the Buyer is subject or any provision of its Organisational Documents; (ii) Breach any Contract, Order, or Permit to which the Buyer is a party or by which it is bound or to which any of its assets is subject; (iii) require any Consent, except for the Consent of the Anti-monopoly Committee of Ukraine.

7.	TERMINATION

7.1.	Termination of Agreement. This Agreement will terminate as provided below:

(a)	Termination by Mutual Agreement. The Buyer and the Seller Parties may terminate this Agreement by mutual written consent at any time.

(b)	Termination by the Buyer.

(i)	The Buyer may terminate this Agreement at any time, but in such event, the Buyer shall have no claim for reimbursement of the Option Fee of whatsoever nature, except for pursuant to Clause 4.2(d), Clause 7.2(a) and Clause 7.2(b).

(ii)	The Buyer may terminate this Agreement by giving notice to the Seller Parties at any time if the Seller Parties have Breached Clause 4.11.

(iii)	If the Seller Parties have not remedied the Breach or Breaches of their obligations under Clauses 4.2(a)-(c) to the satisfaction of the Buyer within two calendar days of the date of notice of such Breach or Breaches, the Buyer may terminate this Agreement forthwith by notice in writing to the Seller Parties.

(c)	Automatic Termination. This Agreement will automatically terminate on the earlier of (i) the signature by the Parties of a Purchase Agreement at which point this Agreement will terminate, its provisions will be superseded by those of the Purchase Agreement and no Party shall have any Claim hereunder including in respect of any prior or alleged prior Breach hereof; and (ii) at midnight (Moscow time) on the later of the first business day following (A) the date that falls 48 days after the Buyer receives all documents and information from the Seller Parties in response to its request delivered pursuant to Clause 4.10, and (B) the earlier of (1) the date on which both the Reorganization and the Transfer are completed as contemplated by Clause 4.9 and (2) 150 days after the date of this Agreement.

7.2.	Effect of Termination.

(a)	If, prior to the termination of this Agreement, any Governmental Body in Ukraine takes any action or makes any determination that results in the cancellation of the contemplated issue of the GSM 1800 license to the Company or if any such Governmental Body grants or purports to grant to a third party a GSM 1800 license covering frequencies all or any of which are the subject of the GSM 1800 license to which the Company is entitled and which is referred to above, the Seller Parties will reimburse, or will procure the reimbursement of, the Option Fee promptly after the termination.

(b)	If the Buyer terminates this Agreement pursuant to Clause 7.1(b)(ii), the Seller Parties will reimburse, or will procure the reimbursement of, the Option Fee promptly after the termination.

(c)	If this Agreement is terminated under Clause 7.1, then all further obligations of the Parties under this Agreement will terminate except for obligations under Clause 4.2(d), Clause 7.2(a), Clause 7.2(b), and Clauses 9 through 11. In addition, upon termination, no Party will have any Claim hereunder against any other Party (including in respect of any alleged prior Breach hereof), except under Clause 4.2(d), Clause 4.5, Clause 7.2(a) and Clause 7.2(b).

8.	EXPENSES

Unless otherwise provided for herein, each of the Parties will pay all legal, accounting and other fees, costs and expenses incurred by such Party (including any taxes) in connection with its negotiation of, and performance under, this Agreement.

9.	NOTICES

Any notice and other communication given or made under or in connection with this Agreement will be in writing in the Russian and the English languages, and will be deemed to have been duly given or made on the date of delivery, if delivered by hand, fax, registered mail (receipt confirmed) or courier, provided however that if such notice or other communication is sent on a day that is not a business day or after 4:00 p.m. (Moscow time) on business day it will instead be deemed to have been given or made on the next business day to the following addresses (or such other addresses as may be from time to time notified by the Parties pursuant to this Clause 9):

If to the Buyer:

Open Joint Stock Company “Vimpel-Communications”

l0 Ulitsa 8-Marta, Building 14

125083, Moscow

Russian Federation

Facsimile No.:+7 095 910 5959

Attention: Alexander Izosimov

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

Ducat Place II

7 Ulitsa Gasheka

123056, Moscow

Russian Federation

Facsimile No.: +7 095 783 7701

Attention: Melissa J. Schwartz and Richard J. Wilkie

If to the Seller Parties:

Karino Trading Ltd

Office 600

32 Naberezhna Peremogy str.

49094 Dniepropetrovsk, Ukraine

Fax No. +38 0562 393361

For the avoidance of doubt, any notice given by the Buyer to the Seller Parties at the address or fax set out above will constitute notice to all of the Seller Parties for the purposes of this Agreement.

10.	GOVERNING LAW AND JURISDICTION

10.1.	Governing Law. This Agreement will be governed by and construed in accordance with English law.

10.2.	Arbitration. Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination (a “Claim”), will be referred to and finally resolved by arbitration under the rules of the London Court of International Arbitration (the “LCIA”), which rules are deemed to be incorporated by reference into this Clause 10.2. The number of arbitrators will be three, with one arbitrator to be selected by the Seller

Parties, one arbitrator to be selected by the Buyer, and the third arbitrator to be selected by the two arbitrators selected by the Seller Parties and the Buyer. Each arbitrator must have expertise in the matter(s) in dispute and not be a present or former officer, employee, director, consultant for, or a shareholder of any Party. The place of arbitration will be the city of London, England. The language of the arbitral proceedings will be English, and the procedure (insofar as it is not governed by the rules of the LCIA) will be governed by English law. Insofar as they are legally able to do so, the Parties hereby agree to exclude the jurisdiction of English courts. The decision of the arbitrators will be final, binding and enforceable against the Parties and a judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

11.	GENERAL PROVISIONS

11.1.	Except as set out herein, no Party may, without the prior written consent of the other Parties, transfer or assign to any other person any of its rights and obligations hereunder.

11.2.	The Parties agree that this Agreement, together with any other documents executed in furtherance hereof, constitutes, in the absence of fraud, the entire agreement between the Parties and supersedes any previous arrangements of the Parties as to the subject matter hereof, including the Protocol of Intent, dated 2 November 2004, by and between the Buyer and the Company, which is hereby terminated in its entirety ab initio.

11.3.	No variation of this Agreement will be valid unless it is in writing and signed by or on behalf of each of the Parties.

11.4.	No waiver by a Party of any Breach of a provision of this Agreement will be binding unless made in writing signed by or on behalf of the Party granting such waiver. Any such waiver will relate only to the Breach to which it expressly relates and will not apply to any subsequent or other Breach, and the giving of any time or indulgence will not constitute a waiver.

11.5.	The failure to exercise or delay in exercising a right or remedy under this Agreement will not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement will prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

11.6.	The invalidity, illegality or unenforceability of any provision of this Agreement will not affect or impair the continuation in force of the remainder of this Agreement.

11.7.	No provision of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party. This does not affect any right or remedy of a third party which exists or is available apart from that Act.

11.8.	This Agreement may be executed in one or more counterparts, each of which when executed and delivered will be deemed to be an original and all of which together will constitute one and the same instrument.

11.9.	This Agreement has been prepared in the English and/or Russian languages. In the case of any inconsistency or discrepancy between the English and Russian versions, the English version will control.

[Signature page follows.]

[Signature page to Option Agreement]

IN WITNESS WHEREOF this Agreement is executed by the Parties as of the date first written above.

OPEN JOINT STOCK COMPANY VIMPEL-COMMUNICATIONS

By:
Name:
Title:

By:
Name:
Title:

KARINO TRADING LTD

By:
Name:
Title:

LIMITED LIABILITY COMPANY “SONGO”

By:	/s/ Valentine Chernenko
Name:	Valentine Chernenko
Title:	Director

OCCIDENTAL MANAGEMENT CO. LIMITED

By:	/s/ Borys Sagaydachnyy
Name:	Borys Sagaydachnyy
Title:	Attorney

VARKEDGE LIMITED

By:	/s/ Vyacheslav Derishev
Name:	Vyacheslav Derishev
Title:	Attorney

RAVENSCROFT HOLDINGS LIMITED

By:	/s/ Oksana Polischuk
Name:	Oksana Polischuk
Title:	Attorney

EXPRESS TIMES LIMITED

By:	/s/ Dmytro Zubov
Name:	Dmytro Zubov
Title:	Attorney

LIMITED LIABILITY COMPANY “TEHSPETSMONTAZH”

By:	/s/ Tatyana Akimova
Name:	Tatyana Akimova
Title:	Director

LIMITED LIABILITY COMPANY “RAPIT”

By:	/s/ Olena Temchenko
Name:	Olena Temchenko
Title:	Director

LIMITED LIABILITY COMPANY “MITSAR”

By:	/s/ Pavel Rzhevskiy
Name:	Pavel Rzhevskiy
Title:	Director

LIMITED LIABILITY COMPANY “VELTEX”

By:	/s/ Olena Balatska
Name:	Olena Balatska
Title:	Director

/s/ MORDECHAI KORF
MORDECHAI KORF

CLOSED JOINT STOCK COMPANY “UKRAINIAN RADIO SYSTEMS”

By:
Name:
Title:

SCHEDULE 3.1

Terms and Conditions of the Purchase Agreement

Set out below are the terms and conditions to be included in the Purchase Agreement. Capitalised terms used below but not defined have the meaning assigned to them in this Agreement.

I.	Parties

The Sellers and all of the beneficial owners of the Company and the Buyer will be parties to the Purchase Agreement.

II.	Purchase and Sale of Shares

A.	Payment of the Purchase Price

The Buyer will pay the Purchase Price, less the Option Fee, at completion.

B.	Purchase Price Adjustment

After completion, the Purchase Price will be increased by the amount by which net debt (to be defined) on the completion date is less than an agreed amount or decreased by the amount by which net debt exceeds such agreed amount.

C.	Adjustments for the GSM-1800 License

If, at the time of the signing of the Purchase Agreement, the Company has not been issued a GSM-1800 license, the Parties will negotiate in good faith to find a mutually acceptable solution, which may include a holdback of a portion of the purchase price, a purchase price adjustment, and/or a specific indemnity in respect of the GSM-1800 license for which the Company has applied.

III.	Closing Mechanics

A.	Closing

The Purchase Agreement will provide for a simultaneous sign and closing.

B.	Deliverables

The following items will be delivered at the closing:

•	Delivery of legal opinions from counsel to the Seller Parties;

•	Release of all liabilities (without adverse tax consequences) owing from any of the Acquired Entities to the Sellers or any of their Affiliates (including any Indebtedness owed by any of the Acquired Entities to the Sellers or any of their Affiliates); and

•	Such other customary deliverables as may be agreed between the parties.

IV.	Representations and Warranties

A.	Of the Buyer

The Purchase Agreement will include customary warranties of the Buyer:

•	Corporate organization and existence of the Buyer;

•	Power and authority of the Buyer and Enforceability of the Purchase Agreement;

•	No violation of Law or Order and no Breach of Organisational Documents or Contracts to which the Buyer is a party;

•	Ability to fund the Transaction; and

•	No knowledge of breach of warranty on the part of the Purchaser.

B.	Of the Seller

The Purchase Agreement will include customary warranties of the Sellers:

•	Corporate organization and existence of the Sellers;

•	Power and authority of the Sellers and Enforceability of the Purchase Agreement;

•	No violation of Law or Order and no Breach of Organisational Documents or Contracts to which any of the Sellers is a party;

•	No liability of any Seller for brokers’ fees; and

•	Title to the Shares.

C.	Related to the Business

The Purchase Agreement will include customary warranties concerning the Business, subject to appropriate knowledge, materiality and other qualifications and subject to appropriate disclosure. The Warranties will also be subject to financial thresholds and caps to be agreed and limitations in time.

•	Corporate organization and existence of the Acquired Entities;

•	No liability of any of the Acquired Entities for brokers’ fees;

•	Capitalization of the Company and title to the Shares;

•	Corporate records (including Organisational Documents and minute books) provided to the Buyer are accurate and up-to-date;

•	Title to the Equity Interests of the Acquired Subsidiaries;

•	Financial statements warranted to appropriate standard;

•	Occurrence of events since the balance sheet date having a material adverse effect on any of the Acquired Entities;

•	Permits, including telecommunications Permits (specifically, no Acquired Entity is in default under any Permits and has not received any notice of default, suspension or termination of any Permits);

•	Compliance with law (including anti-bribery/anti-corruption laws);

•	Taxes;

•	Ownership and condition of Assets;

•	Real property;

•	Right to use necessary intellectual property;

•	Material Contracts, including subscriber agreements, debt agreements, equipment supply contracts, dealer agreements;

•	None of the Acquired Entities has given any guarantees of obligations of third parties;

•	Interconnect Contracts;

•	Powers of attorney;

•	Insurance;

•	Litigation;

•	Labour matters and employees;

•	Employee benefits;

•	Environmental, health and safety matters; and

•	Subscribers and suppliers.

V.	Post-Completion Covenants

The Purchase Agreement will include customary post-completion covenants, including the following:

•	Further assurances;

•	Confidentiality;

•	Non-compete of the Seller Parties limited in time and subject to usual qualifications and appropriate carve-outs for the Optima and Privat

Mobile telecommunications businesses; provided, however, that (i) the tariffs/rates and other terms related to the Optima and Privat Mobile businesses shall be no less favourable to the Buyer than applicable market tariffs/rates and other terms, and (ii) the Privat Mobile Agreements shall terminate on December 31, 2005 unless renewed on terms satisfactory to the Buyer, and the Buyer and/or the Acquired Entities will have the right (in their sole discretion) to change the tariffs/rates in such Privat Mobile Agreements at any time upon 15 days’ prior written notice to the relevant Privat Mobile Companies.

•	Non-solicitation of senior employees of the Acquired Entities limited in time and subject to usual qualifications;

•	Release by the Sellers of claims against the Buyer and the Acquired Entities.

VI.	Indemnification

The extent of any indemnities under the Purchase Agreement to be negotiated at the time but will include (without limitation) specific indemnities as to title to the Shares and Assets, validity of Permits, pending litigation, Tax liabilities, and Indebtedness.

VII.	Miscellaneous

The Purchase Agreement will be governed by English law and will provide for arbitration before the London Court of International Arbitration.

SCHEDULE 4.1

Beneficiary:	Karino Trading Ltd Craigmuir Chambers, P.O. Box 71, Road Town Tortola, British Virgin Islands

USD account number:	26006040000109

IBAN:	CY74 1250 0000 0026 0060 4000 0109

Bank of Beneficiary	PrivatBank IBU Cyprus
3 Kallipoleos Avenue
Geogas Tower
Office 301, 303
CY-1055 Nicosia, Cyprus
SWIFT: PBANCY2N

Corr. acc. number	04 411 835

with	Deutsche Bank Trust Company Americas, New York, USA

SWIFT	BKTRUS33

SCHEDULE 4.3

PERMITTED CAPITAL EXPENDITURES

CONTRACTS BUDGET FOR FEBRUARY

CONTRACTS (NETWORK DEVELOPMENT) (in USD)

	URS budget. Contracts	February	Notes
4.1	Radio relay stations	1 095 726,00
4.2	Taxes	57 501,60
4.2.1	Equipment VAT - 20%	56 558,95
4.2.2	Customs	942,65
4.3	Additional network expansion (GSM)	3 250 000,00
4.11	Taxes	13 270,00
4.11.1	Equipment VAT - 20%	6 600,00
4.11.2	Customs	6 670,00

	Total expenses under the Contracts	4 416 497,60

CONSTRUCTION BUDGET FOR FEBRUARY

CONSTRUCTION (NETWORK DEVELOPMENT) (in USD)

	URS budget. Construction	February	Notes
5.1	Construction	794 060,81
5.1.1	Masts (7 pcs)	58 411,26
5.1.3	Construction of sites for base satiations with AFD installation on the masts (125 pcs)	603 241,96
5.1.4	Construction of sites for base satiations without AFD installation on the masts (8 pcs)	17 592,10
5.1.6	Acquisition of air-conditioners for base stations	18 852,98
5.1.7	Permits for BS construction and their replacement	37 705,97
5.1.12	Lease of warehouses for equipment delivery in Dnepropetrovsk	732,25
5.1.13	Lease of warehouses for equipment delivery in regions	5 697,44
5.1.14	Transportation expenses for equipment delivery	8 464,99
5.1.17	Design and installation of diesel generators for MSC	16 967,69
5.1.19	Electro-magnetic compatibility expertise (government agency)	26 394,18
5.3	Renovation of leased premises for offices and service centers	233 350,38
5.3.1	Renovation of leased premises for offices and service centers in regions	134 883,61
5.3.2	Equipment of service centers (design, general, computer equipment, furniture) in regions	98 466,77
5.6	Construction of fiber optic links	544 822,74
5.6.1.	Technical conditions from Ukrtelecom for cable canalization	63 206,52
5.6.2.	Construction works for fiber optic links laying	431 406,06
5.6.4.	Projects, installation, entrance to r.101 (Ukrtelecom)	29 599,19
5.6.5.	Acquisition of inactive equipment for construction of fiber optic links	20 610,99
5.7	Acquisition of optic cable	148 014,78
5.9	Acquisition of modems and multiplexes	13 432,75
5.10.	Construction of backbone nodes	3 582,07
5.10.2.	Installation equipment for DWDM assembly on ??? nodes	3 582,07
5.11.	Equipment for diesel generators connection	3 000,00

	Total expenses for Construction	1 740 263,54

CONTRACTS BUDGET FOR MARCH

CONTRACTS (NETWORK DEVELOPMENT) (in USD)

	URS budget. Contracts	March	Notes
4.9	Measuring equipment for fiber optic and radio networks	100 000,00

	Total expenses under the Contracts	100 000,00

CONSTRUCTION BUDGET FOR MARCH

CONSTRUCTION (NETWORK DEVELOPMENT) (in USD)

	URS budget. Construction	March	Notes
5.1	Construction	729 864,54
5.1.1	Masts (7 pcs)	70 875,00
5.1.3	Construction of sites for base satiations with AFD installation on the masts (125 pcs)	576 200,00
5.1.4	Construction of sites for base satiations without AFD installation on the masts (8 pcs)	8 640,00
5.1.6	Acquisition of air-conditioners for base stations	9 433,78
5.1.7	Permits for BS construction and their replacement	37 735,14
5.1.12	Lease of warehouses for equipment delivery in Dnepropetrovsk	566,03
5.1.13	Lease of warehouses for equipment delivery in regions	5 660,27
5.1.14	Transportation expenses for equipment delivery	7 547,03
5.1.17	Design and installation of diesel generators for MSC	11 320,54
5.1.19	Receiving results of electro-magnetic compatibility expertise	1 886,76
5.3	Renovation of leased premises for offices and service centers	227 587,39
5.3.1	Renovation of leased premises for offices and service centers in regions	95 514,41
5.3.2	Equipment of service centers (design, general, computer equipment, furniture) in regions	132 072,98
5.6	Construction of fiber optic links	631 514,27
5.6.1.	Technical conditions from Ukrtelecom for cable canalization	46 225,54
5.6.2.	Construction works for fiber optic links laying	542 020,72
5.6.3	Acquisition of boxes and racks for SDH in r.101	20 626,93
5.6.4.	Projects, installation, entrance to r.101 (Ukrtelecom)	22 641,08
5.6.5.	Acquisition of inactive equipment for construction of fiber optic links
5.7	Acquisition of optic cable	141 506,76
5.9	Acquisition of modems and multiplexes	28 301,35
5.10.	Construction of backbone nodes	2 830,14
5.10.2.	Installation equipment for DWDM assembly on ??? nodes	2 830,14
5.11.	Equipment for diesel generators connection	566,03

	Total expenses for Construction	1,762 170,48

SCHEDULE 5.4

Shareholders

Shareholder	Number of shares held/allotted	Par value of shares held/allotted, UAH	Note
Varkedge Limited	245	24’500.00
Occidental Management Co. Limited	245	24’ 500.00
Ravenscroft Holdings Limited	200	20’000.00
Express Times Limited	10	1’000.00
Limited Liability Company “Songo”	60	6’000.00
Karino Trading Ltd	240	24’000.00
Limited Liability Company “Tehspetsmontazh”	211’160	21’116’000.00	Shareholder’s ownership rights for shares are in process of registration.
Limited Liability Company “Rapit”	211’160	21’116’000.00
Limited Liability Company “Mitsar”	211’160	21’116’000.00
Limited Liability Company “Veltex”	211’150	21’115’000.00

TOTAL	845’630	84’563’000.00

Translation from Russian

OPEN JOINT STOCK COMPANY “VIMPEL-COMMUNICATIONS”

10, Ulitsa 8 Marta, Building 14, Moscow, Russian Federation 127083

VOTING BALLOT

RESCHEDULED EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

OF OPEN JOINT STOCK COMPANY “VIMPEL-COMMUNICATIONS”

Registration Number:

Full Name of the Shareholder:

Number of Common Shares:

Number of Preferred Shares:

Number of Votes owned by the Shareholder:

The Rescheduled Extraordinary General Meeting of Shareholders (“EGM”) of the Open Joint Stock Company “Vimpel-Communications” (“VimpelCom”) will be held on Wednesday, 14 September 2005, at 18:00 (Moscow time) at the following address: Ulitsa 8 Marta, Dom 10, Building 14, Moscow, Russian Federation 127083. The EGM shall be held in the form of a joint presence of shareholders (with voting ballots). Either: (a) bring your ballot to the EGM on Wednesday, 14 September 2005 or (b) return your ballot, by registered mail or in person, to the office of the CEO and General Director of VimpelCom, located at 10, Ulitsa 8 Marta, Building 14, Moscow, Russian Federation 127083, so that your ballot is received no later than Monday, 12 September 2005. If you attend in person or hold a power of attorney or proxy for other Shareholders, please bring identification with you to the EGM, as well as documentation, prepared in accordance with Russian law, which confirms your authority to vote on behalf of other Shareholders. If you choose to return your ballot by registered mail or in person, please enclose the original (or a notarised copy (copies)) of the power(s) of attorney for the participation in the general meeting; if the shares were transferred after the date of the composition of the list of persons entitled to attend the general meeting then also enclose the extract(s) from the register of shareholders (or depo account) evidencing such transfer.

Please be advised of the following:

•	the voting person shall have the right to select only one voting option except when voting is effected pursuant to the instructions of persons which acquired the shares after the record date for the EGM, or pursuant to the instructions of holders of ADSs of VimpelCom;

•	if the voting ballot contains more than one voting option, then the fields for indication of the number of votes cast for each voting option shall show the number of votes cast for a particular option, and the note shall be made that the voting is effected pursuant to the instructions from the buyers of shares which were transferred after the record date for the EGM, and/or pursuant to the instructions of holders of ADSs of VimpelCom;

•	the person voting on the basis of a power of attorney in respect of the shares which were transferred after the record date for the EGM shall fill out the field for the number of votes opposite the selected voting option, with the number of votes cast for this particular option, and shall make a note that voting is effected on the basis of a power of attorney issued in respect of the shares transferred after the record date for the EGM;

•	if not all the shares have been transferred after the record date for the EGM, the voting person shall fill out the field for the number of votes opposite the selected voting option, with the number of votes cast for this particular option, and shall make a note that part of the shares was transferred after the record date for the EGM. If in respect of the shares transferred after the record date for the EGM, the acquirers of such shares provided their voting instructions, which match the selected voting option, then such votes shall be summed up.

Please refer to the enclosed materials for a more detailed explanation of the items you have been requested below to vote on.

1

Translation from Russian

Item 1.	Approval of the Interested Party Transaction

Text of the proposed decision: To approve the interested-party transaction whose object is assets having value in excess of 2% of the balance sheet value of the assets owned by OAO “VimpelCom”, namely, the acquisition by OAO “VimpelCom” of 100% of the shares in Closed Joint Stock Company “Ukrainian Radiosystems” from the following sellers: Karino Trading Ltd, LLC “Songo”, Occidental Management Co. Limited, Varkedge Limited, Ravenscroft Holdings Limited, Express Times Limited, LLC “Tehspetsmontazh”, LLC “Rapit”, LLC “Mitsar”, LLC “Veltex” and/or Ballioti Enterprises Ltd., Athina Investments Ltd., Maktol Management Ltd., Newell Industries Ltd. as well as Mordechai Korf and/or their affiliates and/or subsidiaries (depending on the structure of ownership of the shares in ZAO “Ukrainian Radio Systems”) (“Sellers”) at the price determined pursuant to the requirements set out in Article 83(7) of the Federal Law on Joint Stock Companies and under other material terms and conditions which have been, along with the transaction price, agreed by and between the management of OAO “VimpelCom” and the Sellers and are listed in the Option Agreement with Schedules dated 18 February 2005 entered into by and between VimpelCom and the Sellers.

Taking into account the asking price, and subsequent negotiations between VimpelCom and the Sellers, the price has been determined to be US$206.5 million, less the amount (if any) by which the Indebtedness of the Acquired Entities exceeds US$23.5 million, plus the amount of Investments in Equity Interests in the Company the proceeds of which were used by the Company solely for capital expenditure (permitted by Clause 4.3 of the Option Agreement) and plus the lesser of: (a) any additional capital expenditure incurred by the Company with the prior written approval VimpelCom; and (b) US$18 million. All capitalised terms used in this paragraph and not defined elsewhere in this voting ballot bear the meaning given to them in the Option Agreement dated 18 February 2005 entered into by VimpelCom and the Sellers, a copy of which was included with the notice convening the EGM.

Voting Options / Number of Votes:

	For	Against	Abstained
Options
Number of Votes

Shareholder’s Signature [SEAL]

Date:

2

KARINO TRADING LIMITED (“the Company”)

Craigmuir Chambers, Road Town Tortola, P.O. Box 71, British Virgin Islands Reg. No: 560406

WRITTEN RESOLUTION OF THE SOLE DIRECTOR OF THE COMPANY PURSUANT TO THE COMPANY’S ARTICLES OF ASSOCIATION

I, the undersigned, being the Sole Director of the above Company for the time being,

HEREBY RESOLVE THAT:

Appointment of Director

Mr. Pavel Kulikov from Russia be and is hereby appointed as an additional Director of the Company, with immediate effect.

Limitation of Powers

Despite any rights attributed to Mr. Pavel Kulikov by virtue of his appointment as Director of the Company pursuant to the Company’s Articles of Association and applicable law, Mr. Pavel Kulikov be and is hereby authorised to sign any documents and/or deeds and/or otherwise for and on behalf of the Company only jointly with Mr. Stavros Charalambous and not alone, and in the event where any document and/or deed and/or otherwise is signed by Mr. Pavel Kulikov alone, same shall be void and shall have no binding effect on the Company

On the contrary, Mr. Stavros Charalambous shall have the power with his signature alone to bind the company, except in the case were the law may provide that the signature of the corporate secretary is required.

The Corporate secretary be and is hereby instructed to annotate the Company’s register and file the necessary returns with the Registrar of Companies in the British Virgin Islands.

Date: 3rd June 2005

/s/ Stavros Charalambous
STAVROS CHARALAMBOUS DIRECTOR

Signed (or sealed) this day in my presence by Stavros Charalambous /s/ Stavros Charalambous personally known to me. In testimony whereof I have hereto at my hand and official Seal this 3rd day of June 2005

/s/ Ioannis Chr. Loucaides
IOANNIS CHR. LOUCAIDES
Certifying Officer

This is to certify that the signature I. Chr. Loucaides appearing above is the signature of Mr/Mrs I. Chr. Loucaides a Certifying Officer of Limassol, appointed by the Minister of the interior of the Republic of Cyprus, under the Certifying Officers Law, Cap 39, to certify signatures and seals and that the seal opposite the said signature is that of the Certifying Officer of Limassol

LIMASSOL - CYPRUS

The 7605

/s/ E. Athanasiou Georgiadou
E. ATHANASIOU GEORGIADOU District Officer

APOSTILLE

(Convention de La Haye du 5 octobre 1961)

1. Country CYPRUS. This public document 2. has been signed by E. ATHANASIOU GEORGIADOU 3. acting in the capacity of District Officer
4. bears the seal/stamp of the District Officer.

Certified 07 JUN 2005

5. at Nicosia.	6. the ___________________________________________

7. by ST. CONSTANTINOU

8. No. 67057/__

9. Seal/stamp	10. Signature:

/s/ E. ATHANASIOU GEORGIADOU
Permanent Secretary Ministry of Justice and Public Order